Exhibit 17(b)


    As filed with the Securities and Exchange Commission on July 25, 2002



                                             Securities Act File No. 333-38070
                                     Investment Company Act File No. 811-09955

==============================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM N-1A

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933         |X|
                        Pre-Effective Amendment No.                       |_|
                      Post-Effective Amendment No. 2                      |X|
                                    and/or
      REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940     |X|
                              Amendment No. 4                             |X|
                       (Check appropriate box or boxes)
                             ___________________

                      Mercury Small Cap Value Fund, Inc.
              (Exact Name of Registrant as Specified in Charter)
                             ___________________

                            800 Scudders Mill Road
                         Plainsboro, New Jersey 08536
                   (Address of Principal Executive Offices)

                                (888) 763-2260
             (Registrant's telephone number, including area code)
                             ___________________

                                Terry K. Glenn
                      Mercury Small Cap Value Fund, Inc.
                                 P.O. Box 9011
                       Princeton, New Jersey 08543-9011
                    (Name and Address of Agent for Service)


                                  Copies to:


      Counsel for the Fund:                     Philip L. Kirstein, Esq.
     Brian M. Kaplowitz, Esq.                  FUND ASSET MANAGEMENT, L.P.
  SIDLEY AUSTIN BROWN & WOOD LLP                      P.O. Box 9011
      787 Seventh Avenue                    Princeton, New Jersey 08543-9011
  New York, New York 10019-6018

                             ___________________


It is proposed that this Filing will become effective (check appropriate box):
|X|  immediately upon filing pursuant to paragraph (b)
| |  on (date) pursuant to paragraph (b)
| |  60 days after filing pursuant to paragraph (a)(1)
| |  on (date) pursuant to paragraph (a)(1)
| |  75 days after filing pursuant to paragraph (a)(2)
| |  on (date) pursuant to paragraph (a)(2) of Rule 485.

If appropriate, check the following box:

| | this post-effective amendment designates a new effective date for a previously filed post-effective amendment.

    Title of securities being registered: Shares of Common Stock, par value
                               $.10 per share.
                             ___________________

 Master Small Cap Value Trust has also executed this Registration Statement.


==============================================================================

Prospectus * July 25, 2002

Mercury Small Cap Value Fund, Inc.

This Prospectus contains information you should know before investing. Including Information about risks. Please read it before you invest and keep it for future reference

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.


[ICON] M E R C U R Y  F U N D S

Table of Contents


                                                              PAGE


[ICON]  FUND FACTS
        --------------------------------------------------------
        About Mercury Small Cap Value Fund                     2
        Risk/Return Bar Chart                                  4
        Fees and Expenses                                      6

[ICON]  ABOUT THE DETAILS
        --------------------------------------------------------
        How the Fund Invests                                   9
        Investment Risks                                      12
        Statement of Additional Information                   17

[ICON]  ACCOUNT CHOICES
        --------------------------------------------------------
        Pricing of Shares                                     18
        How to Buy, Sell, Transfer and Exchange Shares        24
        How Shares Are Priced                                 28
        Fee-Based Programs                                    28
        Dividends and Taxes                                   29

[ICON]  THE MANAGEMENT TEAM
        --------------------------------------------------------
        Management of the Fund                                31
        Master/Feeder Structure                               31
        Financial Highlights                                  33

[ICON]  TO LEARN MORE
        --------------------------------------------------------
        Shareholder Reports                           Back Cover
        Statement of Additional Information           Back Cover


                      MERCURY SMALL CAP VALUE FUND, INC.

[ICON]  Fund Facts


In an effort to help you better understand the many concepts involved in making an investment decision, we have defined the highlighted terms in this Prospectus in the sidebar.

Common Stock -- shares of ownership of a corporation.

Small companies -- for the Fund, small companies typically have total market capitalizations, at the time of initial purchase, less than the maximum market capitalization over a 24-month rolling time period of companies included in the Russell 2000 Stock Index, a widely known small cap investment benchmark. This maximum market capitalization is updated monthly. The size of companies in the Russell 2000 Stock Index changes with market conditions and the components of the index. The Fund may change the maximum market capitalization to include companies outside the rolling 24-month period categorization if circumstances so dictate.


ABOUT MERCURY SMALL CAP VALUE FUND
------------------------------------------------------------------------------

What is the Fund's investment objective?

The Fund's investment objective is to seek long term growth of capital by investing in a diversified portfolio of securities, primarily common stock, of relatively small companies that the Investment Adviser believes have special investment value and emerging growth companies regardless of size.

What are the Fund's main investment strategies?

The Fund is a "feeder" fund that invests all of its assets in a "master" portfolio, the Master Small Cap Value Trust (the "Trust"), that has the same investment objective as the Fund. All investments will be made at the Trust level. This structure is sometimes called a "master/ feeder" structure. The Fund's investment results will correspond directly to the investment results of the Trust. For simplicity, this Prospectus uses the term "Fund" to include the Trust.

The Fund invests primarily in common stock of small companies and emerging growth companies that Fund management believes have special investment value. This means Fund management will look for companies that have long term potential to grow in size or to become more profitable or that the stock market may value more highly in the future. Fund management seeks to invest in small companies that are trading at the low end of their historical price-book value or enterprise value-sales ratios, and that have particular qualities that affect the outlook for that company including an attractive market niche. Fund management also seeks to invest in emerging growth companies that occupy dominant positions in developing industries, have strong management and demonstrate successful product development and marketing capabilities.

What are the main risks of investing in the Fund?

As with any mutual fund, the value of the Fund's investments -- and therefore the value of the Fund's shares -- may fluctuate. These changes may occur because a particular stock market in which the Fund invests is rising or falling. Also, Fund management may select securities that underperform the stock market, relevant indices or other funds with similar investment objectives and investment strategies. If the value of the Fund's investments goes down, you may lose money. The Fund cannot guarantee that the Fund will achieve its investment objective.



                      MERCURY SMALL CAP VALUE FUND, INC.                      2

[ICON] Fund Facts


Emerging growth companies -- companies of any market capitalization without a long or consistent history of earnings but that Fund management believes have the potential to grow earnings significantly over an extended period of time.

Enterprise value-sales ratio -- the ratio of a company's market value (calculated with reference to the aggregate market value of its outstanding shares plus the amount of debt outstanding minus cash) to its total sales. Generally, a low enterprise value-sales ratio is one indication that the company may be undervalued.

The Fund will invest primarily in small and emerging growth companies. Small and emerging growth companies may have limited product lines or markets, may depend on a smaller number of key personnel and may be less financially secure than larger, more established companies.

If a product fails, or if management changes, or if there are other adverse developments, the Fund's investment in a small or emerging growth company may lose substantial value.

Small and emerging growth companies' securities generally trade in lower volumes and are subject to greater, less predictable price changes than the securities of more established companies. Investing in small or emerging growth companies requires a long-term view.

Who should invest?

Investors should consider their own investment goals, time horizon, and risk tolerance before investing in the Fund. An investment in the Fund may not be appropriate for all investors and is not intended to be a complete investment program. The Fund may be an appropriate investment for you if you:

        o   Are investing with long term goals in mind.

        o Want a professionally managed and diversified portfolio that will increase your exposure to small companies.

        o Are willing to accept greater potential for short term fluctuations including declines, in the value of your investment in exchange for potentially higher long term growth of capital associated with small cap stock investing.

        o   Are not looking for a significant amount of current income.



                     MERCURY SMALL CAP VALUE FUND, INC.                       3

[ICON]  Fund Facts


RISK/RETURN BAR CHART
------------------------------------------------------------------------------


The Fund is a feeder fund of the Trust. The Fund and the Trust's other feeder fund have identical investment objectives and policies and utilize the same portfolio management personnel.

The bar chart below and table shown on the top of page 5 for periods prior to September 5, 2000 are based upon performance of the other feeder fund which is the predecessor of the Trust. The bar chart and table provide an indication of the risks of investing in the Trust, which are identical to the risks of investing in the Fund. The bar chart shows changes in performance of the Trust and its predecessor for Class B shares for each of the past ten calendar years. Sales charges are not reflected in the bar chart. The bar chart also does not reflect the annual operating expenses of the Fund. If sales charges and the annual operating expenses were reflected, returns would be less than those shown. The table compares the average annual total returns for each class of the Fund's shares for the periods shown with those of the Russell 2000 Stock Index. The average annual total returns of the Fund's shares are based on the performance of the Trust and its predecessor, adjusted for the sales charges shown in the fee table. How the Trust and its predecessor performed in the past is not necessarily an indication of how the Trust or the Fund will perform in the future.

                              [GRAPHICS OMITTED]

During the ten-year period shown in the bar chart, the highest return for a quarter was 28.19% (quarter ended December 31, 2001) and the lowest return for a quarter was -26.00% (quarter ended September 30, 1998). The year-to-date return as of June 30, 2002 was -9.63%.



                      MERCURY SMALL CAP VALUE FUND, INC.                      4

[ICON]  Fund Facts



Average Annual Total Returns (for the                                                Ten Years/
calendar year ended December 31, 2001)                        One Year  Five Years  Life of Fund
------------------------------------------------------------------------------------------------
  Mercury Small Cap Value Fund* -- Class I                      23.10%    17.52%      16.78%
------------------------------------------------------------------------------------------------
  Mercury Small Cap Value Fund* -- Class A                      22.97%    17.25%      18.08%+
------------------------------------------------------------------------------------------------
  Mercury Small Cap Value Fund* -- Class B                      25.53%    17.61%      16.29%
------------------------------------------------------------------------------------------------
  Mercury Small Cap Value Fund* -- Class C                      27.58%    17.56%      18.02%+
------------------------------------------------------------------------------------------------
  Russell 2000 Stock Index** (reflects no deduction for fees, expenses or taxes):

  Return for Past One, Five and Ten Years                        2.49%     7.52%      11.51%
  Return Since October 31, 1994                                                       11.05%
-----------------------------------------------------------------------------------------------


* The performance is that of the Trust and its predecessor adjusted for the sales charges of each class of shares of the Fund. If the performance was also adjusted to reflect the expenses of the Fund, the returns shown might be lower.

** This unmanaged index is comprised of approximately 2,000 smaller-capitalization common stocks from various industrial sectors. Past performance is not predictive of future performance.

+    Class Inception date is 10/21/94.


The table below compares the average annual total returns of the Fund's shares with those of the Russell 2000 Stock Index for the periods indicated. After-tax returns are shown only for Class B shares and will vary for other classes. The after-tax returns are calculated using the historical highest marginal Federal individual income tax rates in effect during the periods measured and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts or through tax advantaged education savings accounts.



Average Annual Total Returns (for the                               One       Life
periods ended December 31, 2001)                                    Year    of Fund+
------------------------------------------------------------------------------------
  Mercury Small Cap Value Fund -- Class I:
  Return Before Taxes*                                             23.10%    11.66%
------------------------------------------------------------------------------------
  Mercury Small Cap Value Fund -- Class A:
  Return Before Taxes*                                             22.97%    11.48%
------------------------------------------------------------------------------------
  Mercury Small Cap Value Fund -- Class B:
  Return Before Taxes*                                             25.53%    12.87%
  Return After Taxes on Distributions*                             25.26%    12.68%
  Return After Taxes on Distributions and Sale of Fund Shares*     15.62%    10.26%
------------------------------------------------------------------------------------
  Mercury Small Cap Value Fund -- Class C:
  Return Before Taxes*                                             27.58%    15.12%
------------------------------------------------------------------------------------
  Russell 2000 Stock Index** (reflects no deduction for fees, expenses or taxes):
    Return for Past One Year                                        2.49%
    Return for Life of Fund                                        -3.69%
------------------------------------------------------------------------------------


*    Includes all applicable fees and sales charges.

** This unmanaged broad-based index is comprised of approximately 2,000 smaller-capitalization common stocks from various industrial sectors. Past performance is not predictive of future performance. Reflects no deduction for fees, expenses or taxes.

+    Fund inception date is September 5, 2000.



                      MERCURY SMALL CAP VALUE FUND, INC.                      5

[ICON]  Fund Facts


UNDERSTANDING EXPENSES


Fund investors pay various expenses, either directly or indirectly. Listed below are some of the main types of expenses, that the Fund may charge:

Expenses paid directly by the shareholder:

Shareholder Fees -- these fees include sales charges that you may pay when you buy or sell shares of the Fund.

Expenses paid indirectly by the shareholder:

Annual Fund Operating Expenses -- expenses that cover the costs of operating the Fund.

Management Fee -- a fee paid to the Investment Adviser for managing the Trust.

Distribution Fees -- fees used to support the Fund's marketing and distribution efforts, such as compensating financial advisers, selected securities dealers and other financial intermediaries, advertising and promotion.

Service (Account Maintenance) Fees -- fees used to compensate selected securities dealers and other financial intermediaries for account maintenance activities.

Administrative Fees -- a fee paid to the Administrator for providing administrative services to the Fund.

FEES AND EXPENSES
------------------------------------------------------------------------------

The Fund offers four different classes of shares. Although your money will be invested the same way no matter which class of shares you buy, there are differences among the fees and expenses associated with each class. Not everyone is eligible to buy every class. After determining which classes you are eligible to buy, decide which class best suits your needs. Your financial advisor can help you with this decision.

This table shows the different fees and expenses that you may pay if you buy and hold the different classes of shares of the Fund. Future expenses may be greater or less than those indicated below.



Shareholder Fees (fees paid directly from
your investment)(a):                                  Class I   Class A  Class B(b)  Class C
---------------------------------------------------------------------------------------------
  Maximum Sales Charge (Load) imposed on
  purchases (as a percentage of offering price)         5.25%(c)  5.25%(c)  None      None
---------------------------------------------------------------------------------------------
  Maximum Deferred Sales Charge (Load)
  (as a percentage of original purchase price or
  redemption proceeds, whichever is lower)              None(d)   None(d)   4.00%(c)  1.00%(c)
---------------------------------------------------------------------------------------------
  Maximum Sales Charge (Load) imposed on
  Dividend Reinvestments                                None      None       None      None
---------------------------------------------------------------------------------------------
  Redemption Fee                                        None      None       None      None
---------------------------------------------------------------------------------------------
  Exchange Fee                                          None      None       None      None
---------------------------------------------------------------------------------------------
Annual Fund Operating Expenses (Expenses that are
deducted from the Fund's total assets) (e):
---------------------------------------------------------------------------------------------
  Management Fee(f)                                     0.47%     0.47%      0.47%     0.47%
---------------------------------------------------------------------------------------------
  Distribution and/or Service (12b-1) Fees(g)           None      0.25%      1.00%     1.00%
---------------------------------------------------------------------------------------------
  Other Expenses(h) (including administrative fees)(i)  4.12%     4.15%      4.11%     4.10%
---------------------------------------------------------------------------------------------
  Total Annual Fund Operating Expenses                  4.59%     4.87%      5.58%     5.57%
---------------------------------------------------------------------------------------------
  Fee Waiver and/or Expense Reimbursement(j)            3.09%     3.12%      3.08%     3.07%
---------------------------------------------------------------------------------------------
Net Total Annual Fund Operating Expenses(k)             1.50%     1.75%      2.50%     2.50%
---------------------------------------------------------------------------------------------



(a) Certain selected securities dealers or other financial intermediaries may charge a fee to process a purchase or sale of shares. See "Account Choices -- How to Buy, Sell, Transfer and Exchange Shares."

(b) Class B shares automatically convert to Class A shares approximately eight years after you buy them and will no longer be subject to distribution fees.

(c) Some investors may qualify for reductions in or waivers of the sales charge (load).

(d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.

(e) The fees and expenses shown in the table and the examples that follow include both the expenses of the Fund and the Fund's share of expenses of the Trust.

(f) The Trust pays the Investment Adviser a fee at the annual rate of 0.50% of the average daily net assets of the Trust for the first $1 billion; 0.475% of the average daily net assets from $1 billion to $1.5 billion; and 0.45% of the average daily net assets above $1.5 billion. For the fiscal year ended March 31, 2002, the total fee payable to the Investment Adviser from the Trust was equal to 0.47% of the Fund's average daily net assets.


                                            (footnotes continued on next page)



                       MERCURY SMALL CAP VALUE FUND, INC.                     6

[ICON]  Fund Facts


(footnotes continued from previous page)

(g) The Fund calls the Service Fee an "Account Maintenance Fee." Account Maintenance Fee is the term used elsewhere in this Prospectus and in all other Fund materials. If you hold Class B or Class C shares over time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.

(h) Financial Data Services, Inc., an affiliate of the Investment Adviser, provides transfer agency services to the Funds. Each Fund pays a fee for these services. The Investment Adviser or its affiliates also provide certain accounting services to the Funds and the Trust. The Funds and the Trust reimburse the Investment Adviser or its affiliates for such services.

(i) Includes administrative fees, which are payable to the Investment Adviser by the Fund, at the annual rate of 0.25% of the Fund's average daily net assets.

(j) The Investment Adviser has entered into a contractual arrangement with the Fund under which the expenses incurred by each class of the Fund's shares will not exceed 1.50%. This does not include distribution and/or service (12b-1) fees. This arrangement has a one-year term and is renewable.

(k) The Net Total Annual Fund Operating Expenses reflect expenses actually incurred during the Fund's most recent fiscal year restated to reflect the expense reimbursement agreement between the Fund and the Investment Adviser currently in effect.



                       MERCURY SMALL CAP VALUE FUND, INC.                    7

[ICON]  Fund Facts


Example:


These examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in the Fund for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Fund's operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in these examples. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Expenses if you did redeem your shares:


                             Class I    Class A      Class B       Class C
--------------------------------------------------------------------------
One year                     $  670     $  694       $  653        $  353
--------------------------------------------------------------------------
Three years+                 $1,574     $1,648       $1,690        $1,388
--------------------------------------------------------------------------
Five years+                  $2,485     $2,604       $2,715        $2,511
--------------------------------------------------------------------------
Ten years+                   $4,796     $5,007       $5,129*       $5,262
--------------------------------------------------------------------------


Expenses if you did not redeem your shares:


                             Class I    Class A      Class B       Class C
--------------------------------------------------------------------------
One year                     $  670     $  694       $  253        $  253
--------------------------------------------------------------------------
Three years+                 $1,574     $1,648       $1,390        $1,388
--------------------------------------------------------------------------
Five years+                  $2,485     $2,604       $2,515        $2,511
--------------------------------------------------------------------------
Ten years+                   $4,796     $5,007       $5,129*       $5,262
--------------------------------------------------------------------------

+ These expenses do not reflect the continuation beyond the first year of the contractual arrangement between the Investment Adviser and the Fund that limits expenses incurred by each class of the Fund to 1.50% exclusive of distribution and/or service (12b-1) fees. This arrangement has a one-year term and is renewable.

* Assumes conversion to Class A shares approximately eight years after purchase. See note (b) to Fees and Expenses table above.



                       MERCURY SMALL CAP VALUE FUND, INC.                     8

[ICON]  About the Details

About the Portfolio Manager -- R. Elise Baum is the Senior Portfolio Manager of the Fund. Ms. Baum is primarily responsible for the day-to-day management of the Fund. Ms. Baum has been a Managing Director of the Investment Adviser since 2000 and was First Vice President of the Investment Adviser from 1999 to 2000, a Director from 1997 to 1999 and a Vice President from 1995 to 1997.

About the Investment Adviser and Administrator -- Mercury Advisors serves as the Investment Adviser and the Administrator.

HOW THE FUND INVESTS
------------------------------------------------------------------------------

The Fund tries to choose investments for capital appreciation -- that is, investments that will increase in value. The Fund will invest in a diversified portfolio primarily consisting of common stock of small and emerging growth companies. The Fund will, under normal circumstances, invest at least 65% of its assets in equity securities of small companies and, effective July 31, 2002, invest at least 80% of its net assets in securities of small companies. In addition, the Fund may invest in securities of emerging growth companies. Equity securities consist of:

     o    Common stock

     o    Preferred stock

     o    Securities convertible into common stock

     o    Index securities which are based on a group of common stock

     o Derivative instruments, such as options and futures, the values of which are based on a common stock or group of common stocks

The Fund will primarily focus on investments in common stock.

The Fund's management chooses investments using a fundamental, value-oriented investment style. This means that the Fund seeks to invest in companies that the Fund's management believes to be undervalued. Fund management may consider a company's stock to be undervalued when the stock's current price is less than what the Fund believes a share of the company is worth. A company's worth can be assessed by several factors, such as financial resources, value of tangible assets, sales and earnings growth, rate of return on capital, product development, quality of management, and overall business prospects. A company's stock may become undervalued when most investors fail to perceive the company's strengths in one or more of these areas. Fund management may also determine a company is undervalued if its stock price is down because of temporary factors from which Fund management believes the company will recover. Additionally, management of the Fund may acquire the securities of companies that are in a particular industry or related industries or market segments together as a "basket" or group in a single transaction. The Fund may subsequently sell such "basket" as a unit or it may sell only selected securities and continue to hold other securities acquired in the "basket."

The Fund may sell a security if, for example, the stock price increases to the high end of the range of its historical price-book value ratio or if the Fund determines that the issuer no longer meets the criteria Fund management has established for the purchase of such securities or if Fund management thinks there is a more attractive investment opportunity in the same category.



                      MERCURY SMALL CAP VALUE FUND, INC.                      9

[ICON]  About the Details

Volatility -- the frequency and amount of changes to the Fund's net asset value.

Fund management seeks to invest in small companies that:

     o Are trading at the low end of their historical price-book value or enterprise value-sales ratios

     o  Have strong management

     o Have particular qualities that affect the outlook for that company, such as strong research capabilities, new or unusual products or occupation of an attractive market niche

     o Have the potential to increase earnings over an extended period of time

Fund management seeks to invest in emerging growth companies that:

     o Occupy dominant positions in new, developing industries or have a significant market share in a large, fragmented industry or are relatively undervalued in the marketplace when compared to their favorable market potential

     o  Have strong management

     o  Have rapid growth rates or above-average returns on equity

     o  Demonstrate successful product development and marketing capabilities

Fund management also considers other factors, such as the level of competition in an industry or the extent of government regulation. The Fund may also purchase the stock of a company which has suffered a recent earnings decline if Fund management believes that the decline is temporary or cyclical and will not significantly affect the company's long term growth.

The Fund will invest primarily in U.S. companies that do most of their business in the United States, but may invest a portion of its assets in foreign companies although this is not a principal investment strategy. It is anticipated that in the immediate future, the Fund will invest not more than 30% of its total assets in the securities of foreign issuers.

Small and emerging growth companies may include unseasoned issuers or companies that have limited product lines or markets, may depend on a smaller number of key personnel and may be less financially secure than larger, more established companies. In addition, small and emerging growth companies' securities generally trade in lower volumes and are subject to greater, less predictable price changes than the securities of more established companies. Because of these factors, the Fund is not intended as a complete investment program but is designated for long term investors seeking to diversify their investments and who are prepared to experience above-average volatility.



                       MERCURY SMALL CAP VALUE FUND, INC.                    10

[ICON]  About the Details


Short Sale -- a transaction in which the Fund sells a security it does not own in anticipation of a decline in the market price of that security.

The Fund also may, as a temporary defensive measure, and without limitation, hold assets in other types of securities, including non-convertible preferred stocks and debt securities, U.S. Government and money-market securities, including repurchase agreements or cash, in such proportions as the investment adviser may determine. Normally, a portion of the Fund's assets would be held in these securities in anticipation of investment in equities or to meet redemptions. Short term investments and temporary defensive positions can be easily sold and have limited risk of loss but may limit the Fund's ability to achieve its investment objective.

The Fund has no stated minimum holding period for investments, and will buy or sell securities whenever the Fund's management sees an appropriate opportunity.

The Fund may also lend its portfolio securities.

The Fund may make short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that the Fund does not own declines in value. When the Fund makes a short sale, it borrows the security sold short and delivers it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Fund may have to pay a fee to borrow particular securities and is often obligated to turn over any payments received on such borrowed securities to the lender of the securities.

The Fund's obligation to replace the borrowed security will be secured by collateral deposited with the broker-dealer, usually cash, U.S. Government securities or other liquid securities similar to those borrowed. With respect to uncovered short positions, the Fund will also be required to deposit similar collateral with its custodian to the extent, if any, necessary so that the value of both collateral deposits in the aggregate is at all times equal to at least 100% of the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which it borrowed the security, regarding payment over any payments received by the Fund on such security, the Fund may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

The Fund will not make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 10% of the value of its total assets.

The Fund may also make short sales "against the box" without being subject to such limitations. In this type of short sale, at the time of the sale, the Fund owns or has the immediate and unconditional right to acquire the identical security at no additional cost.



                      MERCURY SMALL CAP VALUE FUND, INC.                     11

[ICON]  About the Details


INVESTMENT RISKS
------------------------------------------------------------------------------

This section contains a summary discussion of the general risks of investing in the Fund. As with any fund, there can be no guarantee that the Fund will meet its objective, or that the Fund's performance will be positive for any period of time.

The Fund's principal risks are small cap and emerging growth securities risk, market risk and selection risk.

Small Cap and Emerging Growth Securities Risk

Small cap or emerging growth companies may include unseasoned issuers or companies that have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails, or if management changes, or there are other adverse developments, the Fund's investment in a small cap or emerging growth company may lose substantial value.

The securities of small cap and emerging growth companies generally trade in lower volumes and are subject to greater and less predictable price changes than the securities of larger, more established companies. These securities may also be purchased by the Fund in initial public offerings. Securities purchased in initial public offerings can produce gains that positively affect Fund performance during any given period, but such securities may not be available during other periods or even if they are available, may not be available in sufficient quantity to have meaningful impact on Fund performance. They may also, of course, produce losses. Investing in smaller and emerging growth companies requires a long term view.

Market Risk and Selection Risk

Market risk is the risk that a stock market in one or more countries in which the Fund invests will go down in value, including the possibility that a market will go down sharply and unpredictably. Selection risk is the risk that the securities that Fund management selects will underperform the stock markets, the relevant indices or other funds with similar investment objectives and investment strategies.

The Fund also may be subject, to a lesser extent, to the following risks.

Convertibles

Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as



                       MERCURY SMALL CAP VALUE FUND, INC.                    12

[ICON] About the Details

either interest (debt security convertibles) or dividends (preferred stocks). A convertible's value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like that of a regular debt security, that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

Illiquid Securities

The Fund may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value or that have contractual or legal restrictions on resale. If the Fund buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value. The risk that a security will become illiquid is greater for small cap securities.

Restricted Securities

Restricted securities have contractual or legal restrictions on their resale. They include private placement securities that the Fund buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. The Fund may be unable to sell them on short notice or may be able to sell them only at a price below current value. The Fund may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if the Investment Adviser receives material adverse nonpublic information about the issuer, the Fund will not be able to sell the securities.

Rule 144A Securities

Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

Derivatives

The Fund may use derivative instruments, including options on portfolio positions or currencies, financial and currency futures, options on such futures and forward foreign currency transactions. Derivatives are financial instruments whose value is derived from another security, a commodity (such as gold or oil), a currency or an index such as Standard & Poor's 500 Index. Derivatives allow the



                      MERCURY SMALL CAP VALUE FUND, INC.                     13

[ICON] About the Details


Fund to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

  o Credit risk -- the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Fund.

  o Currency risk -- the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

  o Leverage risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

  o Liquidity risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Hedging

The Fund may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Fund uses a derivative to offset the risks associated with other Fund holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced.

There can be no assurance that the Fund's hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Fund is not required to use hedging and may choose not to do so.

Foreign Market Risk

Since the Fund may invest in foreign securities, it offers the potential for more diversification than an investment only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently than securities traded in the United States. However, such investments involve special risks not present in U.S. investments that can



14                  MERCURY SMALL CAP VALUE FUND, INC.

[ICON] About the Details


increase the chances that the Fund will lose money. In particular, investment in foreign securities involves the following risks, which are generally greater for investments in emerging markets.

     o The economies of certain foreign markets often do not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain of these economies may rely heavily on particular industries or foreign capital and may be more vulnerable to adverse diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures.

     o Investments in foreign markets may be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes.

     o The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices. They could also impair the Fund's ability to purchase or sell foreign securities or transfer its assets or income back into the United States, or otherwise adversely affect the Fund's operations.

     o Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in some foreign countries may be less extensive than those available to investors in the United States.

     o Because there are generally fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

     o Foreign markets may have different clearance and settlement procedures. In certain markets, settlements may be unable to keep pace with the volume of securities transactions. If this occurs, settlement may be delayed and the Fund's assets may be uninvested and not earning returns. The Fund may miss investment opportunities or be unable to sell an investment because of these delays.



                     MERCURY SMALL CAP VALUE FUND, INC.                     15

[ICON] About the Details


Emerging Markets Risk

The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets include those in countries defined as emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier because they develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, the securities markets in many of these countries have far lower trading volumes and less liquidity than developed markets. Since these markets are so small, they may be more likely to suffer sharp and frequent price changes or long term price depression because of adverse publicity, investor perceptions, or the actions of a few large investors.

In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets.

Many emerging markets have histories of political instability and abrupt changes in policies. As a result their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries. Certain emerging markets may also face other significant internal or external risks, including the risk of war and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economics and securities markets, which may impair investment and economic growth.

Securities Lending

The Fund may lend securities to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Fund.

Borrowing and Leverage Risk

The Fund may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Fund shares and in the return on the Fund's portfolio. Borrowing will cost the Fund


16                  MERCURY SMALL CAP VALUE FUND, INC.

interest expense and other fees. The cost of borrowing may reduce the Fund's return. Certain securities that the Fund buys may create leverage including, for example, options.

STATEMENT OF ADDITIONAL INFORMATION
------------------------------------------------------------------------------

If you would like further information about the Fund, including how it invests, please see the Statement of Additional Information.



                     MERCURY SMALL CAP VALUE FUND, INC.                     17

[ICON] Account Choices


PRICING OF SHARES
------------------------------------------------------------------------------

The Fund offers four classes of shares, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs. Each share class represents an ownership interest in the same investment portfolio. When you choose your class of shares, you should consider the size of your investment and how long you plan to hold your shares. Your financial advisor or other financial intermediary can help you determine which share class is best suited to your personal financial goals.

For example, if you select Class I or Class A shares, you generally pay a sales charge at the time of purchase. If you buy Class A shares, you also pay an ongoing account maintenance fee of 0.25%. You may be eligible for a sales charge reduction or waiver.

Certain financial intermediaries may charge additional fees in connection with transactions in Fund shares. The Investment Adviser, the Distributor or their affiliates may make payments out of their own resources to selected securities dealers and other financial intermediaries for providing services intended to result in the sale of Fund shares or for shareholder servicing activities.

If you select Class B or Class C shares, you will invest the full amount of your purchase price, but you will be subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. In addition, you may be subject to a deferred sales charge when you sell Class B or Class C shares.

The Fund's shares are distributed by FAM Distributors, Inc., an affiliate of the Investment Adviser.



18                  MERCURY SMALL CAP VALUE FUND, INC.

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[ICON] Account Choices

To better understand the pricing of the Fund's shares, we have summarized the information below:

                   Class I                         Class A                  Class B                  Class C
------------------------------------------------------------------------------------------------------------------------------------
Availability       Limited to certain investors    Generally available      Generally available      Generally available through
                   including:                      through selected         through selected         selected securities dealers
                   o  Current Class I              securities dealers       securities dealers       and other financial
                      shareholders                 and other financial      and other financial      intermediaries.
                   o  Certain Retirement           intermediaries.          intermediaries.
                      Plans
                   o  Participants in
                      certain sponsored
                      programs
                   o  Certain affiliates,
                      selected securities
                      dealers and other
                      financial
                      intermediaries.
------------------------------------------------------------------------------------------------------------------------------------
Initial Sales      Yes. Payable at time            Yes. Payable at time     No. Entire purchase      No. Entire purchase price is
Charge?            of purchase. Lower              of purchase. Lower       price is invested in     invested in shares of the
                   sales charges                   sales charges            shares of the Fund.      Fund.
                   available for larger            available for larger
                   investments.                    investments.
------------------------------------------------------------------------------------------------------------------------------------
Deferred Sales     No. (May be charged             No. (May be charged for  Yes. Payable if you      Yes. Payable if you redeem
Charge?            for purchases over              redeem purchases over    redeem within six        within one year of purchase.
                   $1 million that are             $1 million that are      years of purchase.
                   redeemed within one             redeemed within one
                   year.)                          year.)
------------------------------------------------------------------------------------------------------------------------------------
Account            No.                             0.25% Account            0.25% Account            0.25% Account Maintenance
Maintenance and                                    Maintenance Fee. No      Maintenance Fee. 0.75%   Fee. 0.75% Distribution Fee.
Distribution Fees?                                 Distribution Fee.        Distribution Fee.
------------------------------------------------------------------------------------------------------------------------------------
Conversion to      No.                             N/A.                     Yes, automatically       No.
Class A shares?                                                             after approximately
                                                                            eight years.
------------------------------------------------------------------------------------------------------------------------------------



                                      MERCURY SMALL CAP VALUE FUND, INC.                                                        19

[ICON] Account Choices


Right of Accumulation -- permits you to pay the sales charge that would apply to the cost or value (whichever is higher) of all shares you own in the Mercury mutual funds.

Letter of Intent -- permits you to pay the sales charge that would be applicable if you add up all shares of Mercury mutual funds that you agree to buy within a 13 month period. Certain restrictions apply.

Class I and Class A Shares -- Initial Sales Charge Options

If you select Class I or Class A shares, you will pay a sales charge at the time of purchase as shown in the following table:

                                                              Dealer
                                                            Compensation
                         As a % of         As a % of         as a % of
  Your Investment      Offering Price   Your Investment*   Offering Price
---------------------------------------------------------------------------
  Less than $25,000        5.25%            5.54%             5.00%
---------------------------------------------------------------------------
  $25,000 but less
  than $50,000             4.75%            4.99%             4.50%
---------------------------------------------------------------------------
  $50,000 but less
  than $100,000            4.00%            4.17%             3.75%
---------------------------------------------------------------------------
  $100,000 but less
  than $250,000            3.00%            3.09%             2.75%
---------------------------------------------------------------------------
  $250,000 but less
  than $1,000,000          2.00%            2.04%             1.80%
---------------------------------------------------------------------------
  $1,000,000 and over**    0.00%            0.00%             0.00%
---------------------------------------------------------------------------

*  Rounded to the nearest one-hundredth percent.

** If you invest $1,000,000 or more in Class I or Class A shares, you may not pay an initial sales charge. In that case, the Investment Adviser compensates the selling dealer or other financial intermediary from its own funds. However, if you redeem your shares within one year after purchase, you may be charged a deferred sales charge. This charge is 1.00% of the lesser of the original cost of the shares being redeemed or your redemption proceeds. A sales charge of 0.75% will be charged on purchases of $1,000,000 or more of Class I and Class A shares by certain employer-sponsored retirement or savings plans.

No initial sales charge applies to Class I or Class A shares that you buy through reinvestment of dividends.

A reduced or waived sales charge on a purchase of Class I or Class A shares may apply for:

     o    Purchases under a Right of Accumulation or Letter of Intent

     o Certain trusts managed by banks, thrifts or trust companies including those affiliated with the Investment Adviser or its affiliates

     o    Certain employer-sponsored retirement or savings plans

     o Certain investors, including directors or trustees of mutual funds sponsored by the Investment Adviser or its affiliates, employees of the Investment Adviser and its affiliates and employees or customers of selected securities dealers



20                MERCURY SMALL CAP VALUE FUND, INC.

[ICON] Account Choices


     o Certain fee-based program sponsored by the Investment Adviser, its affiliates, selected securities dealers or other financial intermediaries that have agreements with the Distributor or its affiliates

     o Purchases through certain financial advisors, selected securities dealers, brokers, investment advisers, service providers and other financial intermediaries that have an agreement with the Distributor or its affiliates

     o Purchases through certain accounts over which the Investment Adviser or an affiliate exercises investment discretion

Only certain investors are eligible to buy Class I shares, including existing Class I shareholders of the Fund, certain retirement plans and participants in certain programs sponsored by the Investment Adviser or its affiliates. Your financial advisor, selected securities dealer or other financial intermediary can help you determine whether you are eligible to buy Class I shares or to participate in any of these programs.

If you decide to buy shares under the initial sales charge alternative and you are eligible to buy both Class I and Class A shares, you should buy Class I shares since Class A shares are subject to a 0.25% account maintenance fee, while Class I shares are not.

If you redeem Class I or Class A shares and within 30 days buy new shares of the same class, you will not pay a sales charge on the new purchase amount. The amount eligible for this "Reinstatement Privilege" may not exceed the amount of your redemption proceeds. To exercise the privilege, contact your financial advisor, selected securities dealer, other financial intermediary or contact the Fund's Transfer Agent at 1-888-763-2260.

Class B and Class C Shares -- Deferred Sales Charge Options

If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within six years after purchase or Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay distribution fees of 0.75% and account maintenance fees of 0.25% each year under distribution plans the Fund has adopted under Rule 12b-1. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. The Distributor uses the money that it receives from the deferred sales charges and the distribution fees to cover the costs of marketing, advertising and compensating the financial advisor, selected securities dealer or other financial intermediary who assists you in your decision in purchasing Fund shares.



                     MERCURY SMALL CAP VALUE FUND, INC.                     21

[ICON] Account Choices


Class B Shares

If you redeem Class B shares within six years after purchase, you may be charged a deferred sales charge. The amount of the charge gradually decreases as you hold your shares over time, according to the following schedule:

                Years Since Purchase       Sales Charge*
                ----------------------------------------
                  0 - 1                       4.00%
                ----------------------------------------
                  1 - 2                       4.00%
                ----------------------------------------
                  2 - 3                       3.00%
                ----------------------------------------
                  3 - 4                       3.00%
                ----------------------------------------
                  4 - 5                       2.00%
                ----------------------------------------
                  5 - 6                       1.00%
                ----------------------------------------
                  6 and thereafter            None
                ----------------------------------------

* The percentage charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired through reinvestment of dividends are not subject to a deferred sales charge. Not all Mercury funds have identical deferred sales charge schedules. If you exchange your shares for shares of another Mercury fund, the higher charge, if any, will apply.

The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:

     o Certain post-retirement withdrawals from an IRA or other retirement plan if you are over 59 1/2 years old.

     o Redemption by certain eligible 401(a) and 401(k) plans and certain retirement plan rollovers.

     o Redemption in connection with participation in certain fee-based programs of the Investment Adviser, its affiliates or selected dealers or other financial intermediaries that have agreements with the Distributor or its affiliates or in connection with involuntary termination of an account in which Fund shares are held.

     o Withdrawals resulting from shareholder death or disability as long as the waiver request is made within one year after death or disability or, if later, reasonably promptly following completion of probate.

     o Withdrawal through the Systematic Withdrawal Plan of up to 10% per year of your Class B account value at the time the plan is established.

Your Class B shares convert automatically into Class A shares approximately eight years after purchase. Any Class B shares received through reinvestment of dividends paid on converting shares will also convert at that time. Class A shares are subject to lower annual expenses than Class B shares. The conversion



22                MERCURY SMALL CAP VALUE FUND, INC.

[ICON] Account Choices


of Class B shares to Class A shares is not a taxable event for Federal income tax purposes.

Different conversion schedules may apply to Class B shares of different Mercury mutual funds. If you acquire your Class B shares in an exchange from another fund with a shorter conversion schedule, the Fund's eight year conversion schedule will apply. If you exchange your Class B shares in the Fund for Class B shares of a fund with a longer conversion schedule, the other fund's conversion schedule will apply. The length of time that you hold both the original and exchanged Class B shares in both funds will count toward the conversion schedule. The conversion schedule may be modified in certain other cases as well.

Class C Shares

If you redeem Class C shares within one year after purchase, you may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. You will not be charged a deferred sales charge when you redeem shares that you acquire through reinvestment of Fund dividends. The deferred sales charge relating to Class C shares may be reduced or waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Systematic Withdrawal Plan.

Class C shares do not offer a conversion privilege.



                     MERCURY SMALL CAP VALUE FUND, INC.                     23

[ICON] Account Choices


HOW TO BUY, SELL, TRANSFER AND EXCHANGE SHARES
-------------------------------------------------------------------------------

The chart on the following pages summarizes how to buy, sell, transfer and exchange shares through your financial advisor, a selected securities dealer, broker, investment adviser, service provider or other financial intermediary. You may also buy shares through the Transfer Agent. To learn more about buying, selling, transferring or exchanging shares through the Transfer Agent, call 1-888-763-2260. Because the selection of a mutual fund involves many considerations, your financial advisor, selected securities dealer or other financial intermediary may help you with this decision. The Fund does not issue share certificates.

Because of the high cost of maintaining smaller shareholder accounts, the Fund may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before the Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before the Fund takes any action. This involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Act accounts.



24                MERCURY SMALL CAP VALUE FUND, INC.

[ICON] Account Choices

If you want to     Your choices                    Information important for you to know
------------------------------------------------------------------------------------------------------------------------------------
Buy shares         First, select the share         Please refer to the pricing of shares table on page 18. Be sure to
                   class appropriate for you       read this prospectus carefully.
                   -----------------------------------------------------------------------------------------------------------------
                   Next, determine the amount      The minimum initial investment for the Fund is $1,000 for all accounts
                   of your investment              except:
                                                   o  $500 for certain fee-based programs.
                                                   o  $100 for retirement plans.

                                                   (The minimums for initial investments may be waived or
                                                   reduced under certain circumstances.)
                   -----------------------------------------------------------------------------------------------------------------
                   Have your financial advisor,    The price of your shares is based on the next calculation of net
                   selected securities dealer,     asset value after your order is placed. Any purchase
                   or other financial              orders placed prior to the close of business on the New
                   intermediary submit your        York Stock Exchange (generally, 4:00 p.m. Eastern time)
                   purchase order                  will be priced at the net asset value determined that day.
                                                   However, certain financial intermediaries may require
                                                   submission of orders prior to that time.

                                                   Purchase orders placed after that time will be priced at
                                                   the net asset value determined on the next business day.
                                                   The Fund may reject any order to buy shares and may suspend the sale of shares at any time. Certain selected securities dealers or financial intermediaries may charge a fee to
                                                   process a purchase. For example, the fee charged by Merrill
                                                   Lynch, Pierce, Fenner & Smith Incorporated is currently
                                                   $5.35. The fees charged by other securities dealers or
                                                   other financial intermediaries may be higher or lower.
                  -----------------------------------------------------------------------------------------------------------------
                   Or contact the Transfer Agent   To purchase shares directly, call the Transfer Agent at
                                                   1-888-763-2260 and request a purchase application. Mail the completed purchase application to the Transfer Agent at the address on the inside back cover of this prospectus.
------------------------------------------------------------------------------------------------------------------------------------
Add to your        Purchase additional shares      The minimum investment for additional purchases is
investment                                         generally $100 for all accounts except:
                                                    o  $50 for certain fee-based programs.
                                                    o  $1 for retirement plans.

                                                   (The minimums for additional purchases may be waived under certain circumstances.)
                    ----------------------------------------------------------------------------------------------------------------
                   Acquire additional shares       All dividends are automatically reinvested without a sales
                   through the automatic           charge.
                   dividend reinvestment plan
                   -----------------------------------------------------------------------------------------------------------------
                   Participate in the              You may invest a specific amount in the Fund on a periodic
                   automatic investment plan.      basis through your selected securities dealer or other
                                                   financial intermediary.
------------------------------------------------------------------------------------------------------------------------------------



                                       MERCURY SMALL CAP VALUE FUND, INC.                                                       25

[ICON] Account Choices


If you want to     Your choices                    Information important for you to know
------------------------------------------------------------------------------------------------------------------------------------
Transfer shares    Transfer to a participating     You may transfer your Fund shares to another selected securities
to another         selected securities dealer or   dealer or other financial intermediary only if authorized agreements
selected securi-   other financial intermediary    are in place between the or other Distributor and the transferring
ties dealer or                                     securities dealer or financial intermediary and the Distributor and
other financial                                    the receiving selected securities dealer or other financial inter-
intermediary                                       mediary. Certain shareholder services may not be available for all transferred shares. You may only purchase additional shares of funds previously owned before transfer. All future trading of these shares must be coordinated by the receiving selected securities dealer or other financial intermediary.
                   -----------------------------------------------------------------------------------------------------------------
                   Transfer to a non-              You must either:
                   participating selected            o  Transfer your shares to an account with the Transfer Agent; or
                   securities  dealer or other       o  Sell your shares, paying any applicable deferred sales charge.
                   financial intermediary
------------------------------------------------------------------------------------------------------------------------------------
Sell your shares   Have your financial advisor,    The price of your shares is based on the next calculation of net
                   selected securities dealer,     asset value after your order is placed. For your redemption request to
                   or other financial              be priced at the net asset value on the day of your request, you must
                   intermediary submit your        submit your request to your selected securities dealer or
                   sales order                     financial intermediary prior to that day's close of business on the New York Stock Exchange (generally, 4:00 p.m. Eastern time).
                                                   However, certain financial intermediaries may require submission of orders prior to that time. Any redemption request placed after that time will be priced at the net asset value at the close of business on the next business day.

                                                   Certain selected securities dealers or other financial intermediaries may charge a fee to process a sale of shares. For example, the fee charged by Merrill Lynch, Pierce, Fenner & Smith Incorporated is currently $5.35.
                                                   No processing fee is charged if you redeem your shares directly through the
                                                   Transfer Agent. The fees charged by other securities dealers or financial intermediaries may be higher or lower.

                                                    The Fund may reject an order to sell shares under certain
                                                    circumstances.
                   -----------------------------------------------------------------------------------------------------------------
                   Sell through the Transfer       You may sell shares held at the Agent Transfer Agent by writing to the Transfer
                                                   Agent at the address on the inside back cover of this Prospectus. All shareholders on the account must sign the letter. A signature guarantee will generally be required but may be waived in certain limited circumstances.
                                                   You can obtain a signature guarantee from a bank, securities dealer, securities broker, credit union, savings association, national securities exchange or registered securities association. A notary public seal will not be acceptable. The Transfer Agent will normally mail redemption proceeds within seven days following receipt of a properly completed request. If you make a redemption request before the Fund has collected payment for the purchase of shares, the Fund or the Transfer
                                                   Agent may delay mailing your proceeds. This delay usually will not exceed ten days.

                                                   You may also sell shares held at the Transfer Agent by telephone request if the amount being sold is less than $50,000 and if certain other conditions are met. Contact the Transfer Agent at 1-888-763-2260
                                                   for details.
------------------------------------------------------------------------------------------------------------------------------------



26                                             MERCURY SMALL CAP VALUE FUND, INC.

[ICON] Account Choices

If you want to     Your choices                    Information important for you to know
------------------------------------------------------------------------------------------------------------------------------------
Sell shares        Participate in the Fund's       You can generally arrange through your selected securities dealer or
systematically     Systematic Withdrawal Plan      other financial intermediary for systematic sales of shares of a fixed dollar amount on a monthly or quarterly basis, subject to certain conditions. When making systematic withdrawals, you must have dividends automatically reinvested. For Class B and Class C shares your total annual withdrawals cannot be more than 10% per year of the value of your shares at the time the Plan is established. The deferred sales charge is waived for systematic sales of shares. Ask your financial advisor, selected securities dealer or other financial intermediary for details.
------------------------------------------------------------------------------------------------------------------------------------
Exchange your      Select the fund into which      You can exchange your shares of the Fund for shares of other Mercury mutual
shares             you want to exchange. Be        funds or for shares of the Summit Cash Reserves Fund. You must have
                   sure to read that fund's        held the shares used in the exchange for at least 15 calendar days before
                   Prospectus                      you can exchange to another fund.

                                                   Each class of Fund shares is generally exchangeable for shares of the same class of another Mercury fund. If you own Class I shares and wish to exchange into a fund in which you have no Class I shares (and you are not eligible to buy Class I shares), you will exchange into Class A shares.
                                                   If you own Class I or Class A shares and wish to exchange into Summit, you will exchange into Class A shares of Summit. Class B or Class C shares can be exchanged for Class B shares of Summit.

                                                   Some of the Mercury mutual funds may impose a different initial or deferred sales charge schedule. If you exchange Class I or Class A shares for shares of a fund with a higher initial sales charge than you originally paid, you may be charged the difference at the time of exchange. If you exchange
                                                   Class B or Class C shares for shares of a fund with a different deferred sales charge schedule, the higher schedule will generally apply. The time you hold Class B or Class C shares in both funds will count when determining your holding period for calculating a deferred sales charge at redemption. Your time in both funds will also count when determining the holding period for a conversion from Class B to Class A shares.

                                                   To exercise the exchange privilege contact your financial advisor, selected securities dealer or other financial intermediary or call the Transfer
                                                   Agent at 1-888-763-2260.

                                                   Although there is currently no limit on the number of exchanges that you can make, the exchange privilege may be modified or terminated at any time in the future.
------------------------------------------------------------------------------------------------------------------------------------

Short-term or excessive trading into and out of the Fund may harm performance by disrupting portfolio management strategies and by increasing expenses. Accordingly, the Fund may reject any purchase orders, including exchanges, particularly from market timers or investors who, in Fund management's opinion, have a pattern of short-term or excessive trading or whose trading has been or may be disruptive to the Fund. For these purposes, Fund management may consider an investor's trading history in the Fund or other Mercury funds, and accounts under common ownership or control.


                     MERCURY SMALL CAP VALUE FUND, INC.                      27

[ICON] Account Choices

Net Asset Value -- the market value in U.S. dollars of the Fund's total assets after deducting liabilities, divided by the number of shares outstanding.


HOW SHARES ARE PRICED
------------------------------------------------------------------------------

When you buy shares, you pay the net asset value, plus any applicable sales charge. This is the offering price. Shares are also redeemed at their net asset value, minus any applicable deferred sales charge. The Fund calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange is open, as of the close of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. If events that are expected to materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the New York Stock Exchange, those securities may be valued at their fair value. The net asset value used in determining your share price is the next one calculated after your purchase or redemption order is placed. Foreign securities owned by the Fund may trade on weekends or other days when the Fund does not price its shares. As a result, the Fund's net asset value may change on days when you will not be able to purchase or redeem Fund shares.

The Fund may accept orders from certain authorized financial intermediaries or their designees. The Fund will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

Generally, Class I shares will have the highest net asset value because that class has the lowest expenses, and Class A shares will have a higher net asset value than Class B or Class C shares. Also, dividends paid on Class I and Class A shares will generally be higher than dividends paid on Class B and Class C shares because Class I and Class A shares have lower expenses.


FEE-BASED PROGRAMS
-------------------------------------------------------------------------------

If you participate in certain fee-based programs offered by the Investment Adviser or an affiliate of the Investment Adviser, selected securities dealers or other financial intermediaries that have an agreement with the Distributor or its affiliates, you may be able to buy Class I shares at net asset value, including by exchanges from other share classes. Sales charges on the shares being exchanged may be reduced or waived under certain circumstances.

You generally cannot transfer shares held through a fee-based program into another account. Instead, you generally will have to redeem your shares held through the program and purchase shares of another class, which may be subject



28                  MERCURY SMALL CAP VALUE FUND, INC.

[ICON] Account Choices


Dividends -- ordinary income and capital gains paid to shareholders. Dividends may be reinvested in additional Fund shares as they are paid.

to distribution and account maintenance fees. This may be a taxable event and you will pay any applicable sales charges.

If you leave one of these programs, your shares may be redeemed or automatically exchanged into another class of the Fund's shares or into the Summit Cash Reserves Fund. The class you receive may be the class you originally owned when you entered the program, or in certain cases, a different class. If the exchange is into Class B shares, the period before conversion to Class A shares may be modified. Any redemption or exchange will be at net asset value. However, if you participate in the program for less than a specified period, you may be charged a fee in accordance with the terms of the program.

Details about these features and the relevant charges are included in the client agreement for each fee-based program and are available from your financial advisor, selected securities dealer or other financial intermediaries.


DIVIDENDS AND TAXES
-------------------------------------------------------------------------------


The Fund will distribute net investment income and net realized capital gains at least annually. The Fund may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. Dividends may be reinvested automatically in shares of the Fund at net asset value without a sales charge or may be taken in cash. If your account is with a securities dealer that has an agreement with the Fund, contact your financial advisor about which option you would like. If your account is with the Transfer Agent, and you would like to receive dividends in cash, contact the Transfer Agent. Although this can not be predicted with any certainty, the Fund anticipates that the majority of its dividends, if any, will consist of capital gains. Capital gains may be taxable to you at different rates depending, in part, on how long the Fund has held the assets sold.

You will pay tax on dividends from the Fund whether you receive them in cash or additional shares. If you redeem Fund shares or exchange them for shares of another fund, you generally will be treated as having sold your shares and any gain on the transaction may be subject to tax. Capital gain dividends are generally taxed at different rates than ordinary income dividends.

If you are neither a lawful permanent resident nor a citizen of the United States or if you are a foreign entity, the Fund's ordinary income dividends (which include distributions of the excess of net short term capital gains over net long term capital losses) will generally be subject to a 30% United States withholding tax, unless a lower treaty rate applies.



                     MERCURY SMALL CAP VALUE FUND, INC.                     29

[ICON] Account Choices


"BUYING A DIVIDEND"

Unless your investment is in a tax-deferred account, you may want to avoid buying shares shortly before a Fund pays a dividend. The reason? If you buy shares when a fund has realized but not yet distributed ordinary income or capital gains, you will pay the full price for the shares and then receive a portion of the price back in the form of a taxable dividend.
Before investing you may want to consult your tax adviser.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

By law, your dividends and redemption proceeds will be subject to a withholding tax if you have not provided a taxpayer identification number or social security number or if the number you have provided is incorrect.

This section summarizes some of the consequences under current Federal tax law of an investment in the Fund. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in the Fund under all applicable tax laws.



30                  MERCURY SMALL CAP VALUE FUND, INC.

[ICON] The Management Team


MANAGEMENT OF THE FUND
-------------------------------------------------------------------------------

Fund Asset Management, doing business as Mercury Advisors, is the Trust's Investment Adviser and manages the Trust's investments under the overall supervision of the Board of Trustees of the Trust. The Investment Adviser has the responsibility for making all investment decisions for the Trust. The Trust pays the Investment Adviser an investment advisory fee at the annual rate of .50% of the average daily net assets of the Trust for the first $1 billion; 0.475% of the average daily net assets from $1 billion to $1.5 billion; and 0.45% of the average daily net assets above $1.5 billion. For the fiscal year ended March 31, 2002, the Investment Adviser received a fee equal to 0.47% of the Fund's average daily net assets. The Fund pays the Investment Adviser an administrative fee at the annual rate of 0.25% of the average daily net assets of the Fund.

Mercury Advisors was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. Mercury Advisors and its affiliates had approximately $498 billion in investment company and other portfolio assets under management as of June 2002.

See "Fees and Expenses" under "Fund Facts" for information about the fees paid to the Investment Adviser and its affiliates.


MASTER/FEEDER STRUCTURE
------------------------------------------------------------------------------

The Fund is a "feeder" fund that invests all of its assets in the Trust. (Except where indicated, this Prospectus uses the term "Fund" to mean this feeder fund and the Trust taken together.) Investors in the Fund will acquire an indirect interest in the Trust.

The Trust may accept investments from other feeder funds, and all the feeders of the Trust bear the portfolio's expenses in proportion to their assets. This structure may enable the Fund to reduce costs through economies of scale. A larger investment portfolio may also reduce certain transaction costs to the extent that contributions to and redemptions from the Trust from different feeders may offset each other and produce a lower net cash flow.

However, each feeder fund can set its own transaction minimums, fund-specific expenses, and other conditions. This means that one feeder fund could offer access to the Trust on more attractive terms, or could experience better performance, than another feeder fund.


                     MERCURY SMALL CAP VALUE FUND, INC.                     31

[ICON] The Management Team


Whenever the Trust holds a vote of its feeder funds, the Fund will pass the vote through to its own shareholders. Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund could have more voting power than the Fund over the operations of the master portfolio.

The Fund may withdraw from the Trust at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Fund's assets directly.



32                  MERCURY SMALL CAP VALUE FUND, INC.

[ICON] The Management Team


FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------

The Financial Highlights table is intended to help you understand the Fund's financial performance for the periods shown. Certain information reflects the financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends). The information has been audited by Deloitte & Touche LLP, whose report, along with the Fund's financial statements, is included in the Fund's Annual Report, which is available upon request.



                                  Class I                 Class A                  Class B                      Class C
                         -----------------------------------------------------------------------------------------------------------
                                       For the                  For the                   For the                       For the
                                       Period                   Period                    Period                        Period
                           For the   September 5,   For the   September 5,  For the      September 5,    For the     September 5,
                         Year Ended    2000+ to   Year Ended    2000+ to   Year Ended     2000+ to      Year Ended     2000+ to
Increase (Decrease) in    March 31,   March 31,    March 31,    March 31    March 31,     March 31,      March 31,     March 31,
Net Asset Value:            2002        2001         2002         2001        2002         2001           2002           2001
------------------------------------------------------------------------------------------------------------------------------------
  Per Share Operating
  Performance:
------------------------------------------------------------------------------------------------------------------------------------
  Net asset value,
  beginning of period      $ 9.47      $10.00        $9.45      $10.00       $ 9.43        $10.00        $ 9.41       $10.00
------------------------------------------------------------------------------------------------------------------------------------
  Investment loss -- net     (.06)##      --###       (.09)##       --###     (.11)##         --###        (.18)##        --###
------------------------------------------------------------------------------------------------------------------------------------
  Realized and
  unrealized
  gain (loss) on
  investments from the
  Trust -- net               2.97        (.53)        2.98        (.55)        2.97          (.57)         2.96        (.59)
------------------------------------------------------------------------------------------------------------------------------------
  Total from investment
  operations                 2.91        (.53)        2.89        (.55)        2.86          (.57)         2.78        (.59)
------------------------------------------------------------------------------------------------------------------------------------
  Less distributions
  from realized gain
  on investments from
  the Trust -- net           (.08)        --          (.08)         --         (.08)           --          (.07)          --
------------------------------------------------------------------------------------------------------------------------------------
  Net asset value, end
  of period                $12.30       $9.47       $12.26       $9.45       $12.21         $9.43        $12.12       $ 9.41
------------------------------------------------------------------------------------------------------------------------------------
  Total Investment
  Return:**
------------------------------------------------------------------------------------------------------------------------------------
   Based on net asset
   value per share          30.87%      (5.30%)#     30.67%      (5.50%)#     30.42%        (5.70%)#      29.63%       (5.90%)#
------------------------------------------------------------------------------------------------------------------------------------
   Ratios to Average
   Net Assets:
------------------------------------------------------------------------------------------------------------------------------------
   Expenses, net of
   reimbursement++           1.50%       1.50%*       1.75%       1.75%*       1.81%         2.10%*        2.50%        2.50%*
------------------------------------------------------------------------------------------------------------------------------------
   Expenses++                4.59%      68.35%*       4.87%      68.73%*       4.89%        69.36%*        5.57%       69.79%*
------------------------------------------------------------------------------------------------------------------------------------
   Investment loss -- net    (.50%)      (.12%)*      (.85%)      (.39%)*      (.99%)        (.80%)*      (1.65%)      (1.24%)*
------------------------------------------------------------------------------------------------------------------------------------
   Supplemental Data:
------------------------------------------------------------------------------------------------------------------------------------
   Net assets, end of
   period (in thousands)      $73         $33        $1,673        $135       $7,297         $575         $1,338        $164
------------------------------------------------------------------------------------------------------------------------------------
   Portfolio turnover of
   the Trust                54.14%      42.30%     54.14%        42.30%       54.14%        42.30%        54.14%       42.30%
------------------------------------------------------------------------------------------------------------------------------------

    *  Annualized.
   **  Total investment returns exclude the effects of sales charges.
    +  Commencement of operations.
   ++  Includes the Fund's share of the Trust's allocated expenses.
    #  Aggregate total investment return.
   ##  Based on average shares outstanding.
  ###  Amount is less than $.01 per share.



                  MERCURY SMALL CAP VALUE FUND, INC.                        33

  Fund
  Mercury Small Cap Value Fund, Inc.
  P.O. Box 9011 Princeton, New Jersey 08543-9011
  (888-763-2260)

  Investment Adviser
  Administrative Offices:
  Mercury Advisors
  800 Scudders Mill Road
  Plainsboro, New Jersey 08536

  Mailing Address:
  P.O. Box 9011
  Princeton, New Jersey 08543-9011

  Transfer Agent
  Financial Data Services, Inc.
  Administrative Offices
  4800 Deer Lake Drive East
  Jacksonville, Florida 32246-6484

  Mailing Address:
  P.O. Box 45289
  Jacksonville, Florida 32232-5289
  (888-763-2260)

  Independent Auditors
  Deloitte & Touche LLP
  Two World Financial Center
  New York, New York 10281-1008

  Accounting Services Provider
  State Street Bank and Trust Company
  500 College Road East
  Princeton, New Jersey 08540

  Distributor
  FAM Distributors, Inc.
  P.O. Box 9081
  Princeton, New Jersey 08543-9081

  Custodian
  The Bank of New York
  15 Broad Street
  7th Floor
  New York, New York 10286

  Counsel
  Sidley Austin Brown & Wood LLP
  787 Seventh Avenue
  New York, New York 10019-6018



                      MERCURY SMALL CAP VALUE FUND, INC.

[ICON] To Learn More


SHAREHOLDER REPORTS

Additional information about the Fund's investments is available in the Fund's annual and semi-annual reports to shareholders. In each Fund's annual report you will find a discussion of the relevant market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. You may obtain these reports at no cost by calling 1-800-763-2260.

If you hold your Fund shares through a brokerage account or directly at the Transfer Agent, you may receive only one copy of each shareholder report and certain other mailings from each Fund regardless of the number of Fund accounts you have. If you prefer to receive separate shareholder reports for each account (or if you are receiving multiple copies and prefer to receive only one), call your financial advisor or other financial intermediary, or, if none, write to the Transfer Agent at its mailing address. Include your name, address tax identification number and brokerage or mutual fund account number. If you have any questions, please call your financial advisor, other financial intermediary or the Transfer Agent at 1-888-763-2260.

STATEMENT OF ADDITIONAL INFORMATION

The Fund's Statement of Additional Information contains further information about the Funds and is incorporated by reference (legally considered to be part of this prospectus). You may request a free copy by writing the Funds at Financial Data Services, Inc., P.O. Box 44062, Jacksonville, Florida 32232-4062 or by calling 1-800-763-2260.

Information about the Fund (including the Statement of Additional Information) can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Call 1-202-942-8090 for information on the operation of the public reference room. This information is also available on the SEC's Internet site at http://www.sec.gov and copies may be obtained upon payment of a duplicating fee by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NO ONE IS AUTHORIZED TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THE INFORMATION IN THIS PROSPECTUS.

Investment Company Act File #811-09955.
Code #MF19110-07-02
(c) Mercury Advisors

2 World Financial Center, 30th Floor
New York, NY 10281-6100
877.292.3341
FAM Distributors, Inc. Member NASD
www.mercuryfunds.com



[ICON] M E R C U R Y F U N D S

                     STATEMENT OF ADDITIONAL INFORMATION

                      Mercury Small Cap Value Fund, Inc.

  P.O. Box 9011, Princeton, New Jersey 08543-9011 * Phone No. (888) 763-2260

                            ----------------------


     Mercury Small Cap Value Fund, Inc. (the "Fund") is a diversified, open-end investment company organized as a Maryland corporation. The investment objective of the Fund is to seek long-term growth of capital by investing in a diversified portfolio of securities, primarily common stocks, of relatively small companies that management of the Fund believes have special investment value and emerging growth companies regardless of size. Current income is not a factor in management's selection of companies in which the Fund will invest. For more information on the Fund's investment objective and policies, see "Investment Objective and Policies."

     The Fund is a "feeder" fund that invests all of its assets in the Master Small Cap Value Trust (the "Trust") which has the same investment objective as the Fund. All investments are made at the Trust level. The Fund's investment results correspond directly to the investment results of the Trust. There can be no assurance that the Fund will achieve its investment objective.

     The Fund offers four classes of shares, each with a different combination of sales charges, ongoing fees and other features. These alternatives permit an investor to choose the method of purchasing shares that the investor believes is most beneficial given the amount of the purchase, the length of time the investor expects to hold the shares and other relevant circumstances. See "Purchase of Shares."

                            ----------------------

    This Statement of Additional Information of the Fund is not a prospectus and should be read in conjunction with the Prospectus of the Fund, dated July 25, 2002 (the "Prospectus"), which has been filed with the Securities and Exchange Commission (the "Commission") and can be obtained, without charge, by calling the Fund at 1-888-763-2260 or your financial advisor, or by writing to the Fund at the address listed above. The Prospectus is incorporated by reference into this Statement of Additional Information, and this Statement of Additional Information is incorporated by reference into the Prospectus. The Fund's audited financial statements are incorporated in this Statement of Additional Information by reference to its 2002 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-888-763-2260, between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.

                            ----------------------

                    Mercury Advisors -- Investment Adviser
                    FAM Distributors, Inc. -- Distributor

                            ----------------------

    The date of this Statement of Additional Information is July 25, 2002.

                              TABLE OF CONTENTS


                                                                           Page
                                                                           ----
INVESTMENT OBJECTIVE AND POLICIES                                             2
  Description of Certain Investments                                          3
  Investment in Foreign Issuers                                               6
  Short Sales                                                                 6
  Derivatives                                                                 7
  Other Investment Policies and Practices                                    11
  Suitability                                                                11
  Investment Restrictions                                                    11
  Portfolio Turnover                                                         14
MANAGEMENT OF THE FUND                                                       14
  Directors/Trustees and Officers                                            14
  Compensation of Directors/Trustees                                         16
  Management and Advisory Arrangements                                       17
  Code of Ethics                                                             20
PURCHASE OF SHARES                                                           20
  Initial Sales Charge Alternatives -- Class I and Class A Shares            21
  Reduced Initial Sales Charges                                              22
  Deferred Sales Charge Alternatives -- Class B and Class C Shares           24
  Distribution Plans                                                         26
  Limitations on the Payment of Deferred Sales Charges                       27
REDEMPTION OF SHARES                                                         28
  Redemption                                                                 29
  Repurchase                                                                 30
  Reinstatement Privilege -- Class I and Class A Shares                      30
PRICING OF SHARES                                                            30
  Determination of Net Asset Value                                           30
  Computation of Offering Price Per Share                                    32
PORTFOLIO TRANSACTIONS AND BROKERAGE                                         32
  Transactions in Portfolio Securities                                       32
SHAREHOLDER SERVICES                                                         35
  Investment Account                                                         35
  Exchange Privilege                                                         35
  Fee-Based Programs                                                         37
  Retirement Plans and Education Savings Plans                               37
  Automatic Investment Plans                                                 37
  Automatic Dividend Reinvestment Plan                                       38
  Systematic Withdrawal Plans                                                38
DIVIDENDS AND TAXES                                                          39
  Dividends                                                                  39
  Taxes                                                                      39
  Tax Treatment of Options, Futures and Forward Foreign
    Exchange Transactions                                                    41
  Special Rules for Certain Foreign Currency Transactions                    41
PERFORMANCE DATA                                                             42
GENERAL INFORMATION                                                          44
  Description of Shares                                                      44
  Independent Auditors                                                       45
  Accounting Services Provider                                               45
  Custodian                                                                  45
  Transfer Agent                                                             45
  Legal Counsel                                                              45
  Reports to Shareholders                                                    45
  Shareholder Inquiries                                                      46
  Additional Information                                                     46
  Financial Statements                                                       46

INVESTMENT OBJECTIVE AND POLICIES

   The investment objective of the Fund is to seek long-term growth of capital by investing in a diversified portfolio of securities, primarily common stock, of relatively small companies that management of the Fund believes have special investment value and emerging growth companies regardless of size. Current income is not a factor in the selection of securities. The Fund is intended to provide an opportunity for investors who are not ordinarily in a position to perform the specialized type of research or analysis involved in investing in small and emerging growth companies and to invest sufficient assets in such companies to provide wide diversification.

   In attempting to achieve its investment objective, the Fund may employ various investment strategies. Management seeks to identify those companies that can show significant and sustained increases in earnings over an extended period of time. This strategy focuses on the long-range view of a company's prospects, primarily through fundamental analysis of its management, financial structure, product development, marketing ability and other relevant factors. Management anticipates applying such a strategy of fundamental analysis to small and emerging growth companies.

   Management also may seek to identify companies that can show favorable investment potential through analysis of the economy and the financial markets. This strategy focuses on the long-range view of a company's market valuation, primarily through analysis of economic trends, valuation models, market statistics and other quantitative factors applicable to specific companies, industries or economic sectors.

   While it is the policy of the Fund generally not to engage in trading for short-term gains, the management will effect portfolio transactions without regard to holding period if, in its judgment, such transactions are advisable in light of a change in circumstances of a particular company or within a particular industry or in general market, economic or financial conditions.

   Additionally, management of the Fund may, from time to time, identify a number of companies that it believes share favorable investment potential. These companies are often in a particular industry or related industries or market segments. At times, the Fund may acquire the securities of such companies together as a "basket" or group in a single transaction. The Fund may subsequently sell such "basket" as a unit or it may sell only selected securities and continue to hold other securities acquired in the "basket."

   The Fund may also acquire or dispose of "baskets" of securities as a means of rapidly increasing or decreasing exposure to the markets in response to the Fund's cash flow (primarily, the effects of net purchases or net redemptions of the Fund's shares). These "baskets" may be comprised of securities selected solely because their aggregate volatility appears to substantially correlate to the volatility of the markets (or a portion of the markets) in which the Fund invests, although the Fund may continue to hold particular securities included in such a "basket" based on their favorable investment potential.

   The Fund is a "feeder" fund that invests all of its assets in Master Small Cap Value Trust (the "Trust"), which has the same investment objective as the Fund. All investments are made at the Trust level. This structure is sometimes called a "master/ feeder" structure. The Fund's investment results will correspond directly to the investment results of the Trust. For simplicity, however, this Statement of Additional Information, like the Prospectus, uses the term "Fund" to include the Trust. It also uses the term "Board of Directors" to include the Board of Trustees. There can be no assurance that the investment objective of the Fund or the investment objective of the Trust will be realized. The investment objective of the Fund is a fundamental policy of the Fund and may not be changed without the approval of a majority of the Fund's outstanding voting securities as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). The investment objective of the Trust is a fundamental policy of the Trust and may not be changed without the approval of a majority of the Trust's outstanding voting securities as defined in the Investment Company Act. Please see "How the Fund Invests" and "Investment Risks" in the Prospectus for information with respect to the Fund's and the Trust's investment objective and policies.

   Management believes that while the companies in which it invests present above-average risks, properly selected companies of this type also have the potential to increase their earnings or market valuation at a rate substantially in excess of the general growth of the economy. Full development of these companies and trends frequently takes time and, for this reason, the Fund should be considered as a long-term investment and not as a vehicle for seeking short-term profits. Because of its focus on small cap and emerging growth equity securities, the Fund should be considered as a vehicle for diversification and not as complete investment program.

Description of Certain Investments

   Temporary Investments. The Fund reserves the right, as a temporary defensive measure, to invest, without limitation, in other types of securities, including non-convertible preferred stocks and debt securities, U.S. Government and money market securities, including repurchase agreements or cash ("Temporary Investments"). Under certain adverse investment conditions, the Fund may restrict the markets in which its assets will be invested and may increase the proportion of assets invested in Temporary Investments. Investments made for defensive purposes will be maintained only during periods in which the Investment Adviser determines that economic or financial conditions are adverse for holding or being fully invested in equity securities. A portion of the Fund's assets normally would be held in Temporary Investments in anticipation of investment in equity securities or to provide for possible redemptions.

   Securities of Small or Emerging Growth Companies. Investment in smaller or emerging growth companies involves greater risk than is customarily associated with investments in more established companies. The securities of small or emerging growth companies may be subject to more abrupt or erratic market movements than larger, more established companies or the market average in general. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group.

   While smaller or emerging growth company issuers may offer greater opportunities for capital appreciation than large cap issuers, investments in small or emerging growth companies may involve greater risks and thus may be considered speculative. Management believes that properly selected companies of this type have the potential to increase their earnings or market valuation at a rate substantially in excess of the general growth of the economy. Full development of these companies and trends frequently takes time.

   Certain securities in which the Fund invests will often be traded only in the over-the-counter market or on a regional securities exchange and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, the disposition by the Fund of portfolio securities to meet redemptions or otherwise may require the Fund to sell these securities at a discount from market prices or during periods when in management's judgement such disposition is not desirable or to make many small sales over a lengthy period of time.

   While the process of selection and continuous supervision by management does not, of course, guarantee successful investment results, it does provide access to an asset class not available to the average individual due to the time and cost involved. Careful initial selection is particularly important in this area as many new enterprises have promise but lack certain of the fundamental factors necessary to prosper. Investing in small and emerging growth companies requires specialized research and analysis. In addition, many investors cannot invest sufficient assets in such companies to provide wide diversification.

   Small companies are generally little known to most individual investors although some may be dominant in their respective industries. Management of the Fund believes that relatively small companies will continue to have the opportunity to develop into significant business enterprises. The Fund may invest in securities of small issuers in the relatively early stages of business development which have a new technology, a unique or proprietary product or service, or a favorable market position. Such companies may not be counted upon to develop into major industrial companies, but management believes that eventual recognition of their special value characteristics by the investment community can provide above-average long-term growth to the Fund.

   Equity securities of specific small cap issuers may present different opportunities for long-term capital appreciation during varying portions of economic or securities markets cycles, as well as during varying stages of their business development. The market valuation of small cap issuers tends to fluctuate during economic or market cycles, presenting attractive investment opportunities at various points during these cycles.

   Smaller companies, due to the size and kinds of markets that they serve, may be less susceptible than large companies to intervention from the Federal government by means of price controls, regulations or litigation.

   Convertible Securities. Convertible securities entitle the holder to receive interest payments on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege.

   The characteristics of convertible securities include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

   In analyzing convertible securities, the Investment Adviser will consider both the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock, among other things.

   Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by the Fund are denominated in U.S. dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to convertible securities denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. As described herein, the Fund is authorized to enter into foreign currency hedging transactions in which it may seek to reduce the effect of such fluctuations.

   Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its "investment value." To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its "conversion value," which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the common stock the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.

   To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities'investment value.

   Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by the Fund is called for redemption, the Fund will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

   Illiquid or Restricted Securities. The Fund may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of the Fund's assets in illiquid securities may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where the Fund's operations require cash, such as when the Fund redeems shares or pays dividends, and could result in the Fund borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments.

   The Fund may invest in securities that are not registered under the Securities Act of 1933, as amended (the "Securities Act") or that are subject to trading restrictions under the laws of a foreign jurisdiction ("restricted securities"). Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund's investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Fund may obtain access to material nonpublic information which may restrict the Fund's ability to conduct portfolio transactions in such securities.

   144A Securities. The Fund may purchase restricted securities that can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act. The Board of Directors has determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Fund's Board. The Board of Directors has adopted guidelines and delegated to the Investment Adviser the daily function of determining and monitoring liquidity of restricted securities. The Board of Directors, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Board of Directors will carefully monitor the Fund's investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in the Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

   Repurchase Agreements. As a Temporary Investment, the Fund may invest in securities pursuant to repurchase agreements. U.S. dollar-denominated repurchase agreements may be entered into only with a member bank of the Federal Reserve System or a primary dealer in U.S. Government securities or an affiliate thereof. Under such agreements, the bank or primary dealer or an affiliate thereof agrees, upon entering into the contract, to repurchase the security at a mutually agreed upon time and price in a specified currency, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period although it may be affected by currency fluctuations. The prices at which the trades are conducted do not reflect accrued interest on the underlying obligations and such agreements usually cover short periods, such as under one week. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. As a purchaser, the Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Fund but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with disposition of the collateral. In the event of a default under such a repurchase agreement instead of the contractual fixed rate, the rate of return to the Fund shall be dependent upon intervening fluctuations of the market value of such security and the accrued interest on the security. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform.

   Investment in Other Investment Companies. The Fund may invest in other investment companies whose investment objectives and policies are consistent with those of the Fund. In accordance with the Investment

Company Act, the Fund may invest up to 10% of its total assets in securities of other investment companies. In addition, under the Investment Company Act the Fund may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of the Fund's total assets may be invested in the securities of any investment company. If the Fund acquires shares in investment companies, shareholders would bear their proportionate share of expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of such investment companies (including management and advisory fees). Investments by the Fund in wholly owned investment entities created under the laws of certain countries will not be deemed an investment in other investment companies.

Investment in Foreign Issuers

   General. It is anticipated that, in the immediate future, not more than 30% of the Fund's total net assets taken at market value at the time of their acquisition will be invested in the securities of foreign issuers. Investment in securities of foreign issuers involves certain risks not typically involved in domestic investments, including fluctuations in foreign exchange rates, future political and economic developments, different legal systems and the possible imposition of exchange controls or other foreign governmental laws or restrictions. Securities prices in different countries are subject to different economic, financial, political and social factors. Changes in foreign currency exchange rates will affect the value of securities in the Fund and the unrealized appreciation or depreciation of investments. In addition, with respect to certain foreign countries, there is the possibility of expropriation of assets, confiscatory taxation, difficulty in obtaining or enforcing a court judgment, economic, political or social instability or diplomatic developments that could affect investments in those countries. Certain foreign investments also may be subject to foreign withholding taxes. These risks often are heightened for investments in smaller, emerging capital markets.

   Public Information. Securities of foreign issuers may not be registered with the Commission, nor may the issuers thereof be subject to the reporting requirements of such agency. Accordingly, there may be less publicly available information about a foreign issuer than about a U.S. issuer and such foreign issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those of U.S. issuers.

   Trading Volume, Clearance and Settlement. Foreign financial markets, while generally growing in trading volume, typically have substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable domestic companies. The foreign markets also have different clearance and settlement procedures. Delays in settlement could result in periods when assets of the Fund are uninvested and no return is earned thereon. The inability to dispose of a portfolio security due to settlement problems could result either in losses to the Fund due to subsequent declines in the value of such portfolio security or, if the Fund has entered into a contract to sell the security, could result in possible liability to the purchaser.

   Government Supervision and Regulation. There generally is less governmental supervision and regulation of exchanges, brokers and issuers in foreign countries than there is in the United States. For example, there may be no comparable provisions under certain foreign laws to insider trading and similar investor protection securities laws that apply with respect to securities transactions consummated in the United States. Further, brokerage commissions and other transaction costs on foreign securities exchanges generally are higher than in the United States.

Short Sales

   The Fund may make short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that the Fund does not own declines in value. When the Fund makes a short sale, it borrows the security sold short and delivers it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Fund may have to pay a fee to borrow particular securities and is often obligated to turn over any payments received on such borrowed securities to the lender of the securities.

   The Fund secures its obligation to replace the borrowed security by depositing collateral with the broker-dealer, usually in cash, U.S. Government securities or other liquid securities, depositing similar collateral with its custodian, if necessary, to the extent that the value of both collateral deposits in the aggregate is at all times equal to at least 100% of the current market value for the security sold short. Depending on arrangements made with the broker-dealer from which the Fund borrowed the security, regarding payment over of any payments received by the Fund on such security, the Fund may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

   Because making short sales in securities that it does not own exposes the Fund to risks associated with those securities, such short sales involve speculative exposure risk. As a result, if the Fund makes short sales in securities that increase in value, it will likely underperform similar mutual funds that do not make short sales in securities they do not own. The Fund will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund will realize a gain if the security declines in price between those dates. There can be no assurance that the Fund will be able to close out a short sale position at any particular time or at an acceptable price. Although the Fund's gain is limited to the amount at which it sold a security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold.

   The Fund may also make short sales "against the box" without being subject to such limitations. In this type of short sale, at the time of the sale, the Fund owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

Derivatives

   The Fund may use instruments referred to as Derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil), a currency or an index (a measure of value or rates, such as the Standard & Poor's 500 Index or the prime lending rate). Derivatives allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments.

   Hedging. The Fund may use Derivatives for hedging purposes. Hedging is a strategy in which a Derivative is used to offset the risks associated with other Fund holdings. Losses on the other investment may be substantially reduced by gains on a Derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the Derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the Derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced.

   The Fund may use derivative instruments and trading strategies including the following:

Options on Securities and Securities Indices

   Purchasing Put Options. The Fund may purchase put options on securities held in its portfolio or securities or interest rate indices that are correlated with securities held in its portfolio. When the Fund purchases a put option, in consideration for an upfront payment (the "option premium") the Fund acquires a right to sell to another party specified securities owned by the Fund at a specified price (the "exercise price") on or before a specified date (the "expiration date"), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits the Fund's risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option's expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, the Fund will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized without the purchase of the put. Purchasing a put option may involve correlation risk, and may also involve liquidity and credit risk.

   Purchasing Call Options. The Fund may also purchase call options on securities it intends to purchase or securities or interest rate indices that are correlated with the types of securities it intends to purchase. When the Fund purchases a call option, in consideration for the option premium the Fund acquires a right to purchase from another party specified securities at the exercise price on or before the expiration date, in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index increases beyond a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a call option may protect the Fund from having to pay more for a security as a consequence of increases in the market value for the security during a period when the Fund is contemplating its purchase, in the case of an option on a security, or attempting to identify specific securities in which to invest in a market the Fund believes to be attractive, in the case of an option on an index (an "anticipatory hedge"). In the event the Fund determines not to purchase a security underlying a call option, however, the Fund may lose the entire option premium. Purchasing a call option involves correlation risk, and may also involve liquidity and credit risk.

   The Fund is also authorized to purchase put or call options in connection with closing out put or call options it has previously sold. However, the Fund will not purchase options on securities if, as a result of such purchase, the aggregate cost (option plus premiums paid) of all outstanding options on securities held by the Fund would exceed 5% of the market value of the Fund's total assets.

   Writing Call Options. The Fund may write (i.e., sell) call options on securities held in its portfolio or securities indices the performance of which correlates with securities held in its portfolio. When the Fund writes a call option, in return for an option premium the Fund gives another party the right to buy specified securities owned by the Fund at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. The Fund may write call options to earn income, through the receipt of option premiums. In the event the party to which the Fund has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Fund will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, the Fund limits its ability to sell the underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding. Writing a call option may involve correlation risk.

   Writing Put Options. The Fund may also write put options on securities or securities indices. When the Fund writes a put option, in return for an option premium the Fund gives another party the right to sell to the Fund a specified security at the exercise price on or before the expiration date, in the case of an option on a security, or agrees to pay to another party an amount based on any decline in a specified securities index below a specified level on or before the expiration date, in the case of an option on a securities index. The Fund may write put options to earn income, through the receipt of option premiums.

   In the event the party to which the Fund has written an option fails to exercise its rights under the option because the value of the underlying securities is greater than the exercise price, the Fund will profit by the amount of the option premium. By writing a put option, however, the Fund will be obligated to purchase the underlying security at a price that may be higher than the market value of the security at the time of exercise as long as the put option is outstanding, in the case of an option on a security, or make a cash payment reflecting any decline in the index, in the case of an option on an index. Accordingly, when the Fund writes a put option it is exposed to a risk of loss in the event the value of the underlying securities falls below the exercise price, which loss potentially may substantially exceed the amount of option premium received by the Fund for writing the put option. The Fund will write a put option on a security or a securities index only if the Fund would be willing to purchase the security at the exercise price for investment purposes (in the case of an option on a security) or is writing the put in connection with trading strategies involving combinations of options-for example, the sale and purchase of options with identical expiration dates on the same security or index but different exercise prices (a technique called a "spread"). Writing a put option may involve substantial leverage risk.

   The Fund is also authorized to sell call or put options in connection with closing out call or put options it has previously purchased.

   Other than with respect to closing transactions, the Fund will only write call or put options that are "covered." A call or put option will be considered covered if the Fund has segregated assets with respect to such option in the manner described in "Risk Factors in Derivatives" below. A call option will also be considered covered if the Fund owns the securities it would be required to deliver upon exercise of the option (or, in the case of an option on a securities index, securities which substantially correlate with the performance of such index) or owns a call option, warrant or convertible instrument which is immediately exercisable for, or convertible into, such security.

   The Fund may not write covered options on underlying securities exceeding 50% of its net assets, taken at market value. The Fund will not purchase options on securities (including stock index options) if as a result of such purchase, the aggregate cost of all outstanding options on securities held by the Fund would exceed 5% of the market value of the Fund's total assets.

   Types of Options. The Fund may engage in transactions in options on securities or securities indices on exchanges and in the over-the-counter ("OTC") markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties'obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives" below.

Futures

   The Fund may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract the Fund is required to deposit collateral ("margin") equal to a percentage (generally about 5%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

     The sale of a futures contract limits the Fund's risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract's expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, the Fund will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

   The purchase of a futures contract may protect the Fund from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund was attempting to identify specific securities in which to invest in a market the Fund believes to be attractive. In the event that such securities decline in value or the Fund determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund may realize a loss relating to the futures position.

   The Fund will limit transactions in futures and options on futures to financial futures contracts (i.e., contracts for which the underlying asset is a currency or securities or interest rate index) purchased or sold for hedging purposes (including anticipatory hedges). The Fund will further limit transactions in futures and options on futures to the extent necessary to prevent the Fund from being deemed a "commodity pool" under regulations of the Commodity Futures Trading Commission.

   An order has been obtained from the Commission exempting the Fund from the provisions of Section 17(f) and Section 18(f) of the Investment Company Act in connection with its strategy of investing in futures contracts. Section 17(f) relates to the custody of securities and other assets of an investment company and may be deemed to prohibit certain arrangements between the Fund and commodities brokers with respect to initial and variation margin. Section 18(f) of the Investment Company Act prohibits an open-end investment company such as the Fund from issuing a "senior security" other than a borrowing from a bank. The staff of the Commission has in the past indicated that a futures contract may be a "senior security" under the Investment Company Act.

Foreign Exchange Transactions

   The Fund may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, "Currency Instruments") for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar.

   Forward Foreign Exchange Transactions. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. The Fund will enter into foreign exchange transactions only for purposes of hedging either a specific transaction or a portfolio position. The Fund may enter into a foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Fund has received or anticipates receiving a dividend or distribution. The Fund may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the Fund is denominated or by purchasing a currency in which the Fund anticipates acquiring a portfolio position in the near future. The Fund may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Forward foreign exchange transactions involve substantial currency risk, and also involve credit and liquidity risk.

   Currency Futures. The Fund may also hedge against the decline in the value of a currency against the U.S. dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts. See "Futures." Currency futures involve substantial currency risk, and also involve leverage risk.

   Currency Options. The Fund may also hedge against the decline in the value of a currency against the U.S. dollar through use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Fund may engage in transactions in options on currencies either on exchanges or OTC markets. See "Types of Options" above and "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives" below. Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk.

   Limitations on Currency Hedging. The Fund will not speculate in Currency Instruments. Accordingly, the Fund will not hedge a currency in excess of the aggregate market value of the securities which it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. The Fund may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a "cross-hedge"). The Fund will only enter into a cross-hedge if the Investment Adviser believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.

   Risk Factors in Hedging Foreign Currency Risks. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While the Fund's use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the net asset value of the Fund's shares, the net asset value of the Fund's shares will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Fund's hedging strategies will be ineffective. To the extent that the Fund hedges against anticipated currency movements which do not occur, the Fund may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, the Fund will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

   It may not be possible for the Fund to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Fund is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available and it is not possible to engage in effective foreign currency hedging.

Risk Factors in Derivatives

   Derivatives are volatile and involve significant risks, including:


        Credit Risk -- the risk that the counterparty on a Derivative transaction will be unable to honor its financial obligation to the Fund.

        Currency Risk -- the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

        Leverage Risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

        Liquidity Risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

   Use of Derivatives for hedging purposes involves correlation risk. If the value of the Derivative moves more or less than the value of the hedged instruments the Fund will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.

   The Fund intends to enter into transactions involving Derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a Derivative or the Fund will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a Derivative without incurring substantial losses, if at all.

   Certain transactions in Derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose the Fund to potential losses, which exceed the amount originally invested by the Fund. When the Fund engages in such a transaction, the Fund will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Fund's exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction, but will not limit the Fund's exposure to loss.

Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives

   Certain Derivatives traded in OTC markets, including OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for the Fund to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The Fund will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Investment Adviser anticipates the Fund can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer's quotation may be used.

   Because Derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Fund has unrealized gains in such instruments or has deposited collateral with its counterparty the Fund is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. The Fund will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in Derivatives traded in OTC markets only with financial institutions which have substantial capital or which have provided the Fund with a third-party guaranty or other credit enhancement.

Other Investment Policies and Practices

   Securities Lending. The Fund may lend securities from its portfolio with a value not exceeding 33-1/3% of its total assets to banks, brokers and other financial institutions. In return, the Fund receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Fund receives the income on the loaned securities. Where the Fund receives securities as collateral the Fund receives a fee for its loan from the borrower. Where the Fund receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. As a result, the Fund's yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. The Fund may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Fund could experience delays and costs in gaining access to the collateral. The Fund also could suffer a loss in the event of losses on investments made with cash collateral or, in the event of borrower default, if the value of the collateral falls below the market value of the borrowed securities. The Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or its affiliates and to retain an affiliate of the Fund as lending agent. See "Portfolio Transactions and Brokerage."

Suitability

   The economic benefit of an investment in the Fund depends upon many factors beyond the control of the Fund, the Investment Adviser and its affiliates. Because of its emphasis on equity securities which the Fund believes are undervalued, the Fund should be considered a vehicle for diversification and not as a balanced investment program. The suitability for any particular investor of a purchase of shares in the Fund will depend upon, among other things, such investor's investment objectives and such investor's ability to accept the risks associated with investing in undervalued equity securities, including the risk of loss of principal.

Investment Restrictions

   The Fund has adopted a number of fundamental and non-fundamental restrictions and policies relating to the investment of its assets and its activities. The fundamental policies set forth below may not be changed without the approval of the holders of a majority of the Fund's outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the Fund's shares present at a meeting at which more than 50% of the outstanding shares of the Fund are represented or (ii) more than 50% of the Fund's outstanding shares).

   Under the fundamental investment restrictions, provided that none of the following restrictions shall prevent the Fund from investing all of its assets in shares of another registered investment company with the same investment objective (in a master/feeder structure), the Fund may not:

     (1) Make any investment inconsistent with the Fund's classification as a diversified company under the Investment Company Act.

     (2) Invest more than 25% of its assets, taken at market value at the time of each investment, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).

     (3) Make investments for the purpose of exercising control or management.

     (4) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

     (5) Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Prospectus and this Statement of Additional Information, as they may be amended from time to time.

    (6) Issue senior securities to the extent such issuance would violate applicable law.

    (7) Borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33-1/3% of its total assets (including the amount borrowed), (ii) the Fund may, to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund's investment policies as set forth in the Prospectus and this Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when issued and forward commitment transactions and similar investment strategies.

    (8) Underwrite securities of other issuers, except insofar as the Fund technically may be deemed an underwriter under the Securities Act, in selling portfolio securities.

    (9) Purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Fund's Prospectus and this Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

   The Trust has adopted investment restrictions substantially identical to the foregoing, which are fundamental policies of the Trust and may not be changed without the approval of the holders of the interests of the Trust.

   In addition, the Fund has adopted non-fundamental restrictions that may be changed by the Board of Directors without shareholder approval. Like the fundamental restrictions, none of the non-fundamental restrictions, including but not limited to restriction (a) below, shall prevent the Fund from investing all of its assets in shares of another registered investment company with the same investment objective (in a master/feeder structure). Under the non-fundamental investment restrictions, the Fund may not:

      (a) Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law. Applicable law currently allows the Fund to purchase the securities of other investment companies if immediately thereafter not more than (i) 3% of the total outstanding voting stock of such company is owned by the Fund, (ii) 5% of the Fund's total assets, taken at market value, would be invested in any one such company, (iii) 10% of the Fund's total assets, taken at market value, would be invested in such securities, and (iv) the Fund, together with other investment companies having the same investment adviser and companies controlled by such companies, owns not more than 10% of the total outstanding stock of any one closed-end investment company. Investments by the Fund in wholly-owned investment entities created under the laws of certain countries will not be deemed an investment in other investment companies. As a matter of policy, however, the Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the "fund of funds" provisions) of the Investment Company Act at any time the Fund's shares are owned by another investment company that is part of the same group of investment companies as the Fund.

      (b) Make short sales of securities or maintain a short position, except to the extent permitted under the Prospectus and Statement of Additional Information and by applicable law.

      (c) Invest in securities that cannot be readily resold because of legal or contractual restrictions or that cannot otherwise be marketed, redeemed or put to the issuer or to a third party, if at the time of acquisition more than 15% of its net assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities that the Board of Directors of the Fund has otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act and determined to be liquid by the Board of Directors are not subject to the limitations set forth in this investment restriction.

      (d) Notwithstanding fundamental investment restriction (7) above, borrow amounts in excess of 5% of its total assets, taken at market value, and then only from banks as a temporary measure for extraordinary or emergency purposes.

      (e) Effective July 31, 2002, change its policy of investing, under normal circumstances, at least 80% of its assets in securities of small companies, unless the Fund provides shareholders with at least 60 days prior written notice of such change.

   The Trust has adopted investment restrictions substantially identical to the foregoing, which are non-fundamental policies of the Trust and may be changed by the Trustees without the approval of the holders of the interests of the Trust.

   Portfolio securities of the Fund generally may not be purchased from, sold or loaned to the Investment Adviser or its affiliates or any of their directors, officers or employees, acting as principal, unless pursuant to a rule or exemptive order under the Investment Company Act.

   The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Fund has adopted an investment policy pursuant to which it will not purchase or sell OTC options if, as a result of any such transaction, the sum of the market value of OTC options currently outstanding that are held by the Fund, the market value of the underlying securities covered by OTC call options currently outstanding that were sold by the Fund and margin deposits on the Fund's existing OTC options on financial futures contracts exceeds 15% of the net assets of the Fund, taken at market value, together with all other assets of the Fund that are illiquid or are not otherwise readily marketable. However, if the OTC option is sold by the Fund to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Fund has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Fund will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying securities minus the option's strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is "in-the-money." This policy as to OTC options is not a fundamental policy of the Fund and may be amended by the Board of Directors of the Fund without the approval of the Fund's shareholders. However, the Fund will not change or modify this policy prior to the change or modification by the Commission staff of its position.

   In addition, as a non-fundamental policy which may be changed by the Board of Directors and to the extent required by the Commission or its staff, the Fund will, for purposes of investment restriction (1), treat securities issued or guaranteed by the government of any one foreign country as the obligations of a single issuer.

   As another non-fundamental policy, the Fund will not invest in securities that are subject to material legal restrictions on repatriation of assets or cannot be readily resold because of legal or contractual restrictions or which are not otherwise readily marketable, including repurchase agreements and purchase and sale contracts maturing in more than seven days, if, regarding all such securities, more than 15% of its net assets, taken at market value, would be invested in such securities.

   Because of the affiliation of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") with the Investment Adviser, the Fund and the Trust are prohibited from engaging in certain transactions involving Merrill Lynch or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. See "Portfolio Transactions and Brokerage." Without such an exemptive order the Fund would be prohibited from engaging in portfolio transactions with Merrill Lynch or any of its affiliates acting as principal.

Portfolio Turnover

   The rate of portfolio turnover is not a limiting factor and, given the Fund's investment policies, it is anticipated that there may be periods when high portfolio turnover will exist. The use of covered call options at times when the underlying securities are appreciating in value may result in higher portfolio turnover. The Fund pays brokerage commissions in connection with writing call options and effecting closing purchase transactions, as well as in connection with purchases and sales of portfolio securities. The portfolio turnover rate is calculated by dividing the lesser of the Fund's annual sales or purchases of portfolio securities (exclusive of purchases or sales of U.S. Government securities and all other securities with maturities at the time of acquisition of one year or less) by the monthly average value of the securities in the portfolio during the year. A high portfolio turnover rate involves certain tax consequences, such as an increase in capital gain dividends and/or ordinary income dividends. See "Dividends and Taxes." High portfolio turnover may also involve correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne directly by the Fund.

                            MANAGEMENT OF THE FUND

Directors/Trustees and Officers

   The Directors of the Fund consist of six individuals, five of whom are not "interested persons" of the Fund as defined in the Investment Company Act (the "non-interested Directors"). The Directors of the Fund are also the Trustees of the Trust. The five Directors who are not interested persons of the Fund similarly comprise the Trustees who are not interested persons of the Trust, and are sometimes referred to herein as the "non-interested Directors/ Trustees." The Directors are responsible for the overall supervision of the operations of the Fund and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

   Each non-interested Director is a member of the Fund's Audit and Nominating Committee (the "Committee"). The principal responsibilities of the Committee are to: (i) recommend to the Board the selection, retention or termination of the Fund's independent auditors; (ii) review with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discuss with the independent auditors certain matters relating to the Fund's financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) ensure that the independent auditors submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Fund's independent auditors and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent auditor's independence; and (v) consider the comments of the independent auditors and management's responses thereto with respect to the quality and adequacy of the Fund's accounting and financial reporting policies and practices and internal controls. The Board of the Fund has adopted a written charter for the Committee. The Committee also reviews and nominates candidates to serve as non-interested Directors. The Committee has retained independent legal counsel to assist them in connection with these duties.

   Biographical Information. Certain biographical and other information relating to the non-interested Trustees of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Investment Adviser and its affiliate. Merrill Lynch Investment Mangers, L.P. ("MLIM"), ("MLIM/FAM-advised Funds") and other public directorships.


                                        Term of
                                        Office*                                           Number of
                                          and                                             MLIM/FAM-
                                        Length                                            Advised
                         Position(s)      of                                             Funds and
    Name, Address         Held with      Time         Principal Occupation(s)            Portfolio           Public
       and Age            the Fund      Served        During Past Five Years              Overseen         Directorships
-----------------------  ------------  ----------  --------------------------------   ---------------   ---------------------------
Donald W. Burton (58)     Director     Director    General Partner of The Burton      23 registered     ITC Delta Com,Inc.
South Atlantic                         since       Partnership, Limited Partnership   investment        (telecommunications);
Capital, Inc. 614                      2002        (an Investment Partnership) since  companies         ITC Holding Company,
West Bay Street                                    1979; Managing General Partner of  onsisting of      Inc. (telecommunications);
Tampa, FL 33606                                    The South Atlantic Venture Funds   39 portfolios     Knology, Inc.
                                                   since 1983; Member of the                            (telecommunications);
                                                   Investment Advisory Committee                        MainBancorp, N.A. (bank
                                                   of the Florida State Board of                        holding company); PriCare,
                                                   Administration since 2001.                           Inc. (health care);
                                                                                                        Symbion, Inc. (health care)



                                                                 14


                                        Term of
                                        Office*                                           Number of
                                          and                                             MLIM/FAM-
                                        Length                                            Advised
                         Position(s)      of                                             Funds and
    Name, Address         Held with      Time         Principal Occupation(s)            Portfolio           Public
       and Age            the Fund      Served        During Past Five Years              Overseen         Directorships
-----------------------  ------------  ----------  --------------------------------   ---------------   ---------------------------
M. Colyer Crum (70)      Director      Director    James R. Williston Professor of    23 registered     Cambridge Bancorp
104 Westcliff Road                     since 1981  Investment Management Emeritus,    investment
Weston, MA 02193-1401                              Harvard Business School since      companies
                                                   1996; James R. Williston           consisting of
                                                   Professor of Investment            39 portfolios
                                                   Management, Harvard Business
                                                   School, from 1971 to 1996.

Laurie Simon Hodrick     Director      Director    Professor of Finance and           23 registered     None
(39)                                   since 1999  Economics, Graduate School of      investment
809 Uris Hall                                      Business, Columbia University      companies
3022 Broadway                                      since 1998; Associate Professor    consisting of
New York, NY                                       of Finance and Economics,          39 portfolios
10027                                              Graduate School of Business,
                                                   Columbia University from 1996 to
                                                   1998; Associate Professor of
                                                   Finance, J. L. Kellogg Graduate
                                                   School of Management, Northwestern
                                                   University from 1992 to 1996.

J. Thomas Touchton (63)  Director      Director    Managing Partner of The            23 registered     TECO Energy, Inc.
One Tampa City Center                  since 1978  Witt-Touchton Company and its      investment        (electric utility
Suite 3405                                         predecessor, The Witt Co.          consisting of     holding company)
201 North Franklin Street                          (private investment partnership),  companies
Tampa, FL 33602                                    since 1972; Trustee Emeritus of    39 portfolios
                                                   Washington and Lee University.

Fred G. Weiss (60)       Director      Director    Managing Director of FGW           23 registered     Watson Pharmaceutical Inc.
16450 Maddalena Place                  since 1998  Associates since 1977; Vice        investment        (pharmaceutical company)
Delray Beach, FL 33446                             President, Planning Investment     companies
                                                   and Development of Warner          consisting of 39
                                                   Lambert Co. from 1979 to 1997;     portfolios
                                                   Director of BTG International
                                                   PLC (a global technology
                                                   commercialisation company) since
                                                   2001; Director of the Michael J.
                                                   Fox Foundation for Parkinson's
                                                   Research.

----------
 * Each Director serves until his or her successor is elected and qualified, or until his or her death or resignation, or removal as provided in the Fund's by-laws or charter or by statute, or until December 31 of the year in which he or she turns 72.

   Certain biographical and other information relating to the Director who is an "interested person" of the Fund is defined in the Investment Company Act (the "interested Director") and to the other officers of the Fund is set forth below, including their ages, their principal occupations for at least the last five years, the length of time serviced, the total number of portfolios overseen in MLIM/FAM-advised Funds and public directorships held.

                                        Term of
                                        Office*                                           Number of
                                          and                                             MLIM/FAM-
                                        Length                                            Advised
                         Position(s)      of                                             Funds and
    Name, Address         Held with      Time         Principal Occupation(s)            Portfolio           Public
       and Age            the Fund      Served        During Past Five Years              Overseen         Directorships
-----------------------  ------------  ----------  --------------------------------   ---------------   ---------------------------
Terry K. Glenn* (61)     President     President   Chairman (Americas Region) of      116 registered    None
P.O. Box 9011            and           since 1999  the Investment Adviser since       investment
Princeton, New Jersey    Director      and         2000; Executive Vice President     companies
08543-9011                             Director    of the Investment Adviser and      consisting of
                                       since       MLIM (which terms as used herein,  184 portfolios
                                       1999***     include their corporate
                                                   predecessors) since 1983;
                                                   President of Merrill Lynch Mutual
                                                   Funds since 1999; President of
                                                   FAM Distributors, Inc. ("FAMD"
                                                   or the "Distributor") since 1986
                                                   and Director thereof since 1991;
                                                   Executive Vice President and
                                                   Director of Princeton Services,
                                                   Inc. ("Princeton Services")
                                                   since 1993; President of
                                                   Princeton Administrators, L.P.
                                                   since 1988; Director of Financial
                                                   Data Services, Inc. since 1985.



                                                                 15


                                        Term of
                                        Office*                                           Number of
                                          and                                             MLIM/FAM-
                                        Length                                            Advised
                         Position(s)      of                                             Funds and
    Name, Address         Held with      Time         Principal Occupation(s)            Portfolio           Public
       and Age            the Fund      Served        During Past Five Years              Overseen         Directorships
-----------------------  ------------  ----------  --------------------------------   ---------------   ---------------------------
Donald C. Burke (42)     Vice          Vice        First Vice President of the        117 registered               --
P.O. Box 9011            President     President   Investment Adviser and MLIM        investment
Princeton, New Jersey    and           since 1993  since 1997 and the Treasurer       companies
08543-9011               Treasurer     and         thereof since 1999; Senior Vice    consisting of
registered                             Treasurer   President and Treasurer of         185 portfolios
                                       since 1999  Princeton Services since 1999;
                                                   Vice President of FAMD since
                                                   1999; Vice President of the
                                                   Investment Adviser and MLIM from
                                                   1990 to 1997; Director of Taxation
                                                   of the Investment Adviser
                                                   since 1990.

R. Elise Baum (42)       Senior        Senior      Managing Director of the           6 registered                 --
P.O. Box 9011            Portfolio     Portfolio   Investment Adviser since 2000;     investment
Princeton, New Jersey    Manager       Manager     First Vice President of the        companies
08543-9011                             since       Investment Adviser from 1999 to    consisting of
                                       2001**      2000; Director of the Investment   4 portfolios
                                                   Adviser from 1997 to 1999; Vice
                                                   President of the Investment
                                                   Adviser from 1995 to 1997.

Susan Baker (44)         Secretary     Secretary   Director (Legal Advisory) of the   38 registered                --
P.O. Box 9011                          since       Investment Adviser since 1999;     investment
Princeton, New Jersey                  2002**      Vice President of the Investment   companies
08543-9011                                         Adviser from 1993 to 1999;         consisting of
                                                   attorney associated with the       44 portfolios
                                                   Investment Adviser since 1987.

-------------
  * Mr. Glenn is a director, trustee or member of an advisory board of certain other investment companies for which FAM or MLIM acts as investment adviser. Mr. Glenn is an "interested person," as defined in the Investment Company Act, of the Fund based on his positions as Chairman (Americas Region) and Executive Vice President of FAM and MLIM; President of FAMD; Executive Vice President of Princeton Services; and President of Princeton Administrators, L.P.

 ** Elected by and serves at the pleasure of the Board of Directors of the Fund.

*** As Director, Mr. Glenn serves until his successor is elected and qualified, or until his or her death or resignation, or removal as provided in the Fund's by-laws or charter or by statute, or until December 31 of the year in which he turns 72.

   Share Ownership. Information relating to each Director's share ownership in the Fund and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Director ("Supervised Merrill Lynch Funds") as of December 31, 2001 is set forth in the chart below.


                                                        Aggregate Dollar Range of
                                                      Securities in All Registered Funds
                          Aggregate Dollar Range      in Merrill Lynch Family of Funds
Name                      of Equity in the Fund             Overseen by Director
----                     ------------------------     ----------------------------------
Interested Director:
    Terry K. Glenn                   None                   Over $100,000
Non-Interested Directors:
    Donald W. Burton                 None                            None
    M. Colyer Crum                   None                   Over $100,000
    Laurie Simon Hodrick             None                   Over $100,000
    J. Thomas Touchton               None                   Over $100,000
    Fred G. Weiss                    None                   Over $100,000

   As of July 12, 2002, the officers and Directors as a group (9 persons) owned an aggregate of less than 1% of the outstanding shares of the Fund. As of December 31, 2001, none of the non-interested Directors of the Fund nor any of their immediate family members owned beneficially or of record any securities of Merrill Lynch & Co., Inc. ("ML & Co.").

Compensation of Directors/Trustees

   The Trust pays fees to each non-interested Director/ Trustee, for service to the feeder Funds and the Trust, a fee of $6,000 per year plus $750 per in-person Board meeting attended. The Trust also compensates members of the Audit and Nominating Committee (the "Committee"), which consist of all of the non-interested Directors/ Trustees, at the rate of $4,000 per year plus $750 per in-person Committee meeting attended. The Trust pays the Chairman of the Committee an additional fee of $1,000 per year. The Trust reimburses each non-interested Director/ Trustee for his of her out-of-pocket expenses relating to attendance at Board and Committee meetings. The Committee met 5 times during the fiscal year ended March 31, 2002.

   The following table sets forth the compensation earned by the non-interested Directors/ Trustees for the 12 months ended March 31, 2002 and the aggregate compensation paid by all registered investment companies advised by the Investment Adviser or its affiliates, MLIM ("Affiliate-Advised Funds") for the calendar year ended December 31, 2001.

                                                                                          Aggregate
                                                                                        Compensation
                                                      Retirement Benefits    Annual    from Funds/Trust
                                        Compensation  Accrued as Part of    Benefits     and Other
                       Position with        from         Funds/Trust           upon       Affiliate-
Name                     Fund/Trust     Funds/Trust        Expense         Retirement  Advised Funds
----                  ----------------  ------------  ------------------   ----------  ---------------
Donald W. Burton      Director/Trustee     None**          None              None           None

M. Colyer Crum*       Director/Trustee     $6,500          None              None        $215,500

Laurie Simon Hodrick  Director/Trustee     $6,100          None              None        $195,000

J. Thomas Touchton    Director/Trustee     $6,100          None              None        $195,000

Fred G. Weiss         Director/Trustee     $6,100          None              None        $195,000

-----------
*   Chairman of Committee.

** Mr. Burton was elected a Director of the Fund and a Director/Trustee of certain MLIM/FAM-advised funds on April 1, 2002.

   The Directors of the Fund and the Trustees of the Trust may be eligible for reduced sales charges on purchases of Class I shares. See "Purchase of Shares -- Initial Sales Charge Alternatives -- Class I and Class A Shares," and "Reduced Initial Sales Charges -- Purchase Privileges of Certain Persons."

Management and Advisory Arrangements

   Investment Advisory Services. The Fund invests all of its assets in shares of the Trust. Accordingly, the Fund does not invest directly in portfolio securities and does not require investment advisory services. All portfolio management occurs at the level of the Trust. The Trust has entered into an investment advisory agreement with the Investment Adviser (the "Investment Advisory Agreement"). Subject to the supervision of the Trustees, the Investment Adviser is responsible for the actual management of the Trust's portfolio and constantly reviews the Trust's holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser. The Investment Adviser performs certain of the other administrative services and provides all office space, facilities, equipment and necessary personnel for management of the Trust. As discussed in "The Management Team-Management of the Fund" in the Prospectus, the Investment Adviser receives for its services to the Trust monthly compensation at an annual rate of 0.50% of the average daily net assets of the Trust for the first $1 billion; 0.475% of the average daily net assets from $1 billion to $1.5 billion; and 0.45% of the average daily net assets above $1.5 billion. For purposes of this calculation, average daily net assets is determined at the end of each month on the basis of the average net assets of the Trust for each day during the month.

   The table sets forth information about the total fees paid by the Trust to the Investment Adviser for the periods indicated.

                Fiscal Year Ended               Investment Advisory Fee
                -----------------               -----------------------

                2002                                $11,136,073

                2001*                               $ 4,150,222

------------
* For the period September 1, 2000 (commencement of operations of the Trust) to March 31, 2001.

   Securities held by the Trust may also be held by, or be appropriate investments for, other funds or investment advisory clients for which the Investment Adviser or its affiliates act as an adviser. Because of different objectives or other factors, a particular security may be bought for one or more clients of the Investment Adviser or an affiliate when one or more clients of the Investment Adviser or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Fund or other clients or funds for which the Investment Adviser or an affiliate acts as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

   Payment of Trust Expenses. The Investment Advisory Agreement obligates the Investment Adviser to provide investment advisory services and to pay, or cause an affiliate to pay, for maintaining its staff and personnel and to provide office space, facilities and necessary personnel for the Trust. The Investment Adviser is also obligated to pay, or cause an affiliate to pay, the fees of all officers, Trustees, and Directors who are affiliated persons of the Investment Adviser or any affiliate. The Trust pays, or causes to be paid, all other expenses incurred in the operation of the Trust, including, among other things, taxes, expenses for legal and auditing services, costs of preparing, printing and mailing proxies, shareholder reports, prospectuses and statements of additional information, charges of the custodian, any sub-custodian and the transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under Federal, state or foreign laws, fees and actual out-of-pocket expenses of non-interested Trustees, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Trust. Certain accounting services are provided to the Trust by State Street Bank and Trust Company ("State Street") pursuant to an agreement between State Street and the Trust. The Trust pays a fee for these services. In addition, the Trust reimburses the Investment Adviser for the cost of other accounting services.

   Administrative Services and Administrative Fees. The Fund has entered into an administration agreement with FAM (the "Administrator") as Administrator (the "Administration Agreement"). The Administrator receives for its services to the Fund monthly compensation at the annual rate of 0.25% of the average daily net assets of the Fund. The table below sets forth information about the total fees paid by the Fund to FAM for the periods indicated.

        Fiscal Year Ended       Administrative Fee      Amount Waived
        -----------------       ------------------      -------------

        2002                         $12,130                $12,130

        2001*                        $   468                $   468


-------------
* For the period September 5, 2000 (commencement of operations of the Fund) to March 31, 2001.

   Payment of Fund Expenses. The Fund pays, or causes to be paid, all other expenses incurred in the operation of the Fund (except to the extent paid by the Distributor, see "Distribution Expenses" below), including, among other things, taxes, expenses for legal and auditing services, costs of preparing, printing and mailing proxies, shareholder reports and prospectuses and statements of additional information, charges of the custodian, any sub-custodian and the transfer agent, expenses of redemption of shares, Commission fees, expenses of registering the shares under Federal, state or foreign securities laws, fees and actual out-of-pocket expenses of non-interested Directors, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Fund. The Distributor will pay certain of the expenses of the Fund incurred in connection with the offering of Fund shares. Certain expenses will be financed by the Fund pursuant to distribution plans in compliance with Rule 12b-1 under the Investment Company Act. See "Purchase of Shares -- Distribution Plans." Certain accounting services are provided to the Fund by State Street pursuant to an agreement between State Street and the Fund. The Fund pays a fee for the cost of these services. In addition, the Fund reimburses the Investment Adviser for the cost of other accounting services.

   Organization of the Investment Adviser. The Investment Adviser is a limited partnership, the partners of which are ML & Co., a financial services holding company and the parent of Merrill Lynch and Princeton Services. ML & Co. and Princeton Services are "controlling persons" of the Investment Adviser as defined under the Investment Company Act because of their ownership of its voting securities and their power to exercise a controlling influence over its management or policies.

   Duration and Termination. Unless earlier terminated as described below, the Investment Advisory Agreement will continue in effect for two years from the effective date and will remain in effect from year to year if approved annually (a) by the Board of Trustees of the Trust or by a majority of the outstanding shares of the Trust and (b) by a majority of the Trustees of the Trust who are not parties to the Advisory Agreement or interested persons (as defined in the Investment Company Act) of any such party. The Advisory Agreement is not assignable and will automatically terminate in the event of its assignment. In addition, such contract may be terminated by the vote of a majority of the outstanding voting securities of the Trust or by the Investment Adviser without penalty on 60 days'written notice to the other party.

   Unless earlier terminated as described below, the Administration Agreement will remain in effect for two years from its effective date. Thereafter, it will remain in effect from year to year if approved annually (a) by the

Board of Directors and (b) by a majority of the Directors who are not parties to such contract or interested persons (as defined in the Investment Company
Act) of any such party. Such contract is not assignable and may be terminated without penalty on 60 days'written notice at the option of either party thereto or by the vote of the shareholders of the Fund.

   At respective meetings of the Board of Directors of the Fund and the Board of Trustees of the Trust held on August 1, 2001, the Board of Trustees approved the continuation of the Trust's Investment Advisory Agreement with FAM for an additional year, and the Board of Directors approved the Administration Agreement with FAM. In connection with their deliberations, the Boards reviewed information derived from a number of sources and covering a range of issues. The Boards considered the services provided to the Trust by FAM under the Investment Advisory Agreement, the services provided to the Trust or the Fund by FAM and its affiliates under other agreements, including the Administration Agreement, and the personnel who provide these services. In addition to providing investment advisory services and administrative services, FAM and its affiliates provide shareholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Trust and the Fund. The Boards also considered FAM's costs of providing services, and the direct and indirect benefits to FAM from its relationships with the Trust and the Fund including the Fund's profitability to the Investment Adviser. The benefits considered by the Boards included not only FAM's compensation for investment advisory services under the Investment Advisory Agreement, but also compensation paid to FAM or its affiliates for other, non-advisory, services provided to the Trust and the Fund. The Boards also considered FAM's access to research services from brokers to which the Investment Adviser may have allocated Trust brokerage in a "soft dollar" arrangement. In connection with its consideration of the Investment Advisory Agreement, the Trustees compared the advisory fee rate, expense ratios and historical performance of the Trust to those of comparable funds. The Trustees also considered whether there should be changes in the advisory fee rate or structure in order to enable the Trust to participate in any economies of scale that FAM may experience as a result of growth in the Trust's assets. The Boards also reviewed materials supplied by counsel to the Fund and the Trust that were prepared for use by the Boards in fulfilling their duties under the Investment Company Act and state law.

   Based on the information reviewed and the discussions, the Board of Directors of the Fund and the Board of Trustees of the Trust each concluded that it was satisfied with the nature and quality of the services provided by FAM to the Fund and the Trust, and that the investment advisory fee rate was reasonable in relation to such services. The non-interested Directors/Trustees were represented by independent counsel who assisted them in their deliberations.

   Transfer Agency Services. Financial Data Services, Inc. (the "Transfer Agent"), a subsidiary of ML & Co., acts as the Fund's Transfer Agent pursuant to a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement (the "Transfer Agency Agreement"). Pursuant to the Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. The Fund currently pays between $16.00 and $20.00 for each Class I or Class A shareholder account and between $19.00 and $23.00 for each Class B or Class C shareholder account depending on the level of service required. The Fund also reimburses the Transfer Agent's reasonable out-of-pocket expenses. For purposes of the Transfer Agency Agreement, the term "account" includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system, provided the recordkeeping system is maintained by a subsidiary of ML & Co.

   The table below sets forth information about the total amounts paid by the Fund to the Transfer Agent for the periods indicated.

        Fiscal year ended March 31,     Transfer Agent Fee
        ---------------------------     ------------------

        2002                                  $8,593

        2001+                                 $  514


----------
+ For the period September 5, 2000 (commencement of operations of the Fund) to March 31, 2001.

   Accounting Services. The Fund and the Trust entered into an agreement with State Street, effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Fund and the Trust. The Fund and the Trust pay a fee for these services. Prior to January 1, 2001, the Investment Adviser provided accounting services to the Fund and the Trust and was reimbursed by the Fund and the Trust for such services. The Investment Adviser continues to provide certain accounting services to the Fund and the Trust. The Fund and the Trust reimburse the Investment Adviser for the cost of these services.

---------------------------------------------------------------------------

   The table below shows the amounts paid by the Fund and the Trust to State Street and to the Investment Adviser for the periods indicated:

                                              FUND                       TRUST
                                    ------------------------- -----------------------
                                                   Paid to the                  Paid to the
                                     Paid to       Investment     Paid to       Investment
Period                             State Street      Adviser    State Street*     Adviser
------                             ------------    -----------  -------------   -----------
Fiscal Year Ended March 31, 2002        $0           $ 42        $469,646       $ 51,374

Commencement of operations until        $0**         $848        $ 98,620**     $115,204
March 31, 2001

-----------
*   For providing services to the Fund and the Trust.

** Represents payments pursuant to the agreement with State Street commencing on January 1, 2001.

+ The Trust commenced operations on September 1, 2000 and the Fund commenced operations on September 5, 2000.

   Distribution Expenses. The Fund has entered into a distribution agreement with the Distributor in connection with the continuous offering of shares of the Fund (the "Distribution Agreement"). The Distribution Agreement obligates the Distributor to pay certain expenses in connection with the offering of the shares of the Fund. After the prospectuses, statements of additional information and periodic reports have been prepared, set in type and mailed to shareholders, the Distributor pays for the printing and distribution of copies thereof used in connection with the offering to dealers and investors. The Distributor also pays for other supplementary sales literature and advertising costs. The Distribution Agreement is subject to the same renewal requirements and termination provisions as the Investment Advisory Agreement described above.

Code of Ethics

   The Board of Trustees of the Trust and the Board of Directors of the Fund each have adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Trust, the Fund, the Investment Adviser and the Distributor. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

                              PURCHASE OF SHARES

   Reference is made to "Account Choices -- How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus for certain information as to the purchase of Fund shares.

   The Fund issues four classes of shares: shares of Class I and Class A are sold to investors choosing the initial sales charge alternatives and shares of Class B and Class C are sold to investors choosing the deferred sales charge alternatives. Each Class I, Class A, Class B and Class C share of the Fund represents an identical interest in the Fund and has the same rights, except that Class A, Class B and Class C shares bear the expenses of the ongoing account maintenance fees (also known as service fees) and Class B and Class C shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. The contingent deferred sales charges ("CDSCs"), distribution fees and account maintenance fees that are imposed on Class B and Class C shares, as well as the account maintenance fees that are imposed on Class A shares, are imposed directly against those classes and not against all assets of the Fund, and, accordingly, such charges do not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by the Fund for each class of shares are calculated in the same manner at the same time and differ only to the extent that account maintenance and distribution fees and any incremental transfer agency costs relating to a particular class are borne exclusively by that class. Each class has different exchange privileges. See "Shareholder Services -- Exchange Privilege."

   Investors should understand that the purpose and function of the initial sales charges with respect to the Class I and Class A shares are the same as those of the CDSCs and distribution fees with respect to the Class B and Class C shares in that the sales charges and distribution fees applicable to each class provide for the financing of the distribution of the shares of the Fund. The distribution-related revenues paid with respect to a class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares.

   The Fund offers its shares at a public offering price equal to the next determined net asset value per share plus any sales charge applicable to the class of shares selected by the investor. The applicable offering price for purchase orders is based upon the net asset value of the Fund next determined after receipt of the purchase order by the Distributor. As to purchase orders received by selected securities dealers or other financial intermediaries prior to the close of business on the New York Stock Exchange (the "NYSE") (generally 4:00 p.m., Eastern time) which includes orders received after the determination of net asset value on the previous day, the applicable offering price will be based on the net asset value on the day the order is placed with the Distributor, provided that the orders are received by the Distributor prior to 30 minutes after the close of business on the NYSE on that day. If the purchase orders are not received prior to 30 minutes after the close of business on the NYSE on that day, such orders shall be deemed received on the next business day. Selected securities dealers or other financial intermediaries have the responsibility of submitting purchase orders to the Fund not later than 30 minutes after the close of business on the NYSE.

   The Fund or the Distributor may suspend the continuous offering of the Fund's shares of any class at any time in response to conditions in the securities markets or otherwise and may thereafter resume such offering from time to time. Any order may be rejected by the Fund or the Distributor. Neither the Distributor, selected securities dealers nor other financial intermediaries are permitted to withhold placing orders to benefit themselves by a price change. Certain selected securities dealers or other financial intermediaries may charge a processing fee to confirm a purchase of shares. For example, the fee currently charged by Merrill Lynch is $5.35. The fees charged by other securities dealers or financial intermediaries may be higher or lower. Purchases made directly through the Transfer Agent are not subject to the processing fee.

Initial Sales Charge Alternatives -- Class I and Class A Shares

   Investors who prefer an initial sales charge alternative may elect to purchase Class A shares or, if an eligible investor, Class I shares.

   Investors choosing the initial sales charge alternative who are eligible to purchase Class I shares should purchase Class I shares rather than Class A shares, because there is an account maintenance fee imposed on Class A shares.

   Eligible Class I Investors. Class I shares are offered to a limited group of investors and also will be issued upon reinvestment of dividends on outstanding Class I shares. Investors who currently own Class I shares of the Fund in a shareholder's account are entitled to purchase additional Class I shares of the Fund in that account. Certain employer-sponsored retirement or savings plans, including eligible 401(k) plans, may purchase Class I shares at net asset value provided such plans meet the required minimum number of eligible employees or required amount of assets advised by the Investment Adviser or any of its affiliates. Also eligible to purchase Class I shares at net asset value are participants in certain investment programs including certain managed accounts for which a trust institution, thrift or bank trust department provides discretionary trustee services, certain collective investment trusts for which a trust institution, thrift, or bank trust department serves as trustee, certain purchases made in connection with certain fee-based programs and certain purchases made through certain financial advisers that meet and adhere to standards established by Mercury. Class I shares are available at net asset value to corporate warranty insurance reserve fund programs and U.S. branches of foreign banking institutions, provided that the participant or the bank has $3 million or more initially invested in Affiliate-Advised investment companies. In addition, Class I shares are offered at net asset value to ML & Co. and its subsidiaries and their directors and employees, to members of the Boards of investment companies advised by FAM or its affiliates, including the Fund, and to employees of certain selected securities dealers or other financial intermediaries. Class I shares may also be offered at net asset value to certain accounts over which the Investment Adviser or an affiliate exercises investment discretion.

   Investors qualifying for significantly reduced initial sales charges may find the initial sales charge alternative particularly attractive, because similar sales charge reductions are not available with respect to the deferred sales charges imposed in connection with purchases of Class B or Class C shares. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time also may elect to purchase Class I or Class A shares, because over time the accumulated ongoing account maintenance and distribution fees on Class B or Class C shares may exceed the initial sales charges, and, in the case of Class A shares, the account maintenance fee. Although some investors who previously purchased Class I shares may no longer be eligible to purchase Class I shares of other Affiliate-Advised Funds, those previously purchased Class I shares, together with Class A, Class B and Class C share holdings, will count toward a right of accumulation which may qualify the investor for a reduced initial sales charge on new initial sales charge purchases. In addition, the ongoing Class B and Class C account maintenance and distribution fees will cause Class B and Class C shares to have higher expense ratios, pay lower dividends and have lower total returns than the initial sales charge shares. The ongoing Class A account maintenance fees will cause Class A shares to have a higher expense ratio, pay lower dividends and have a lower total return than Class I shares.

   The term "purchase," as used in the Prospectus and this Statement of Additional Information in connection with an investment in Class I and Class A shares of the Fund, refers to a single purchase by an individual or to concurrent purchases, which in the aggregate are at least equal to the prescribed amounts, by an individual, his or her spouse and their children under the age of 21 years purchasing shares for his, her or their own account and to single purchases by a trustee or other fiduciary purchasing shares for a single trust estate or single fiduciary account although more than one beneficiary is involved. The term "purchase" also includes purchases by any "company," as that term is defined in the Investment Company Act, but does not include purchases by any such company that has not been in existence for at least six months or which has no purpose other than the purchase of shares of the Fund or shares of other registered investment companies at a discount; provided, however, that it shall not include purchases by any group of individuals whose sole organizational nexus is that the participants therein are credit cardholders of a company, policyholders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser.

Class I and Class A Sales Charge Information

                                                                  Class I Shares
                                            ----------------------------------------------------------------
                                            Gross Sales   Sales Charges  Sales Charges   CDSCs Received on
                                              Charges        Retained       Paid to        Redemption of
                                             Collected    by Distributor  Merrill Lynch   Load-Waived Shares
                                            ----------------------------------------------------------------
For the fiscal year ended March 31, 2002       $  0           $  0          $  0            $0
For the period from September 5, 2000* to      $  0           $  0          $  0            $0
  March 31, 2001

                                                                  Class A Shares
                                            ----------------------------------------------------------------
                                            Gross Sales   Sales Charges  Sales Charges   CDSCs Received on
                                              Charges        Retained       Paid to        Redemption of
                                             Collected    by Distributor  Merrill Lynch   Load-Waived Shares
                                            ----------------------------------------------------------------
For the fiscal year ended March 31, 2002     $3,681          $243         $3,438            $0
For the period from September 5, 2000* to    $  877          $ 44         $  833            $0
  March 31, 2001

--------------
*  Commencement of operations of the Fund.


   The Distributor may reallow discounts to selected securities dealers or other financial intermediaries and retain the balance over such discounts. At times the Distributor may reallow the entire sales charge to such selected securities dealers or other financial intermediaries. Since securities dealers or other financial intermediaries selling Class I and Class A shares of the Fund will receive a concession equal to most of the sales charge, they may be deemed to be underwriters under the Securities Act.

Reduced Initial Sales Charges

   Reductions in or exemptions from the imposition of a sales load are due to the nature of the investors and/or the reduced sales efforts that will be needed to obtain such investments.

   Reinvested Dividends. No initial sales charges are imposed upon Class I and Class A shares issued as a result of the automatic reinvestment of dividends.

   Right of Accumulation. Reduced sales charges are applicable through a right of accumulation under which eligible investors are permitted to purchase shares of the Fund subject to an initial sales charge at the offering price applicable to the total of (a) the public offering price of the shares then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser's combined holdings of all classes of shares of the Fund and of other Mercury mutual funds. For any such right of accumulation to be made available, the Distributor must be provided at the time of purchase, by the purchaser or the purchaser's selected securities dealer or other financial intermediary, with sufficient information to permit confirmation of qualification.

Acceptance of the purchase order is subject to such confirmation. The right of accumulation may be amended or terminated at any time. Shares held in the name of a nominee or custodian under pension, profit-sharing, or other employee benefit plans may not be combined with other shares to qualify for the right of accumulation.

   Letter of Intent. Reduced sales charges are applicable to purchases aggregating $25,000 or more of Class I or Class A shares of the Fund or any other Mercury mutual funds made within a 13-month period starting with the first purchase pursuant to the Letter of Intent. The Letter of Intent is available only to investors whose accounts are established and maintained at the Fund's Transfer Agent. The Letter of Intent is not available to employee benefit plans for which affiliates of the Investment Adviser provide plan participant record keeping services. The Letter of Intent is not a binding obligation to purchase any amount of Class I or Class A shares; however, its execution will result in the purchaser paying a lower sales charge at the appropriate quantity purchase level. A purchase not originally made pursuant to a Letter of Intent may be included under a subsequent Letter of Intent executed within 90 days of such purchase if the Distributor is informed in writing of this intent within such 90-day period. The value of Class I and Class A shares of the Fund and of other Mercury mutual funds presently held, at cost or maximum offering price (whichever is higher), on the date of the first purchase under the Letter of Intent, may be included as a credit toward the completion of such Letter, but the reduced sales charge applicable to the amount covered by such Letter will be applied only to new purchases. If the total amount of shares does not equal the amount stated in the Letter of Intent (minimum of $25,000), the investor will be notified and must pay, within 20 days of the execution of such Letter, the difference between the sales charge on the Class I or Class A shares purchased at the reduced rate and the sales charge applicable to the shares actually purchased through the Letter. Class I or Class A shares equal to 5.0% of the intended amount will be held in escrow during the 13-month period (while remaining registered in the name of the purchaser) for this purpose. The first purchase under the Letter of Intent must be at least 5.0% of the dollar amount of such Letter. If a purchase during the term of such Letter would otherwise be subject to a further reduced sales charge based on the right of accumulation, the purchaser will be entitled on that purchase and subsequent purchases to that further reduced percentage sales charge but there will be no retroactive reduction of the sales charges on any previous purchase.

   The value of any shares redeemed or otherwise disposed of by the purchaser prior to termination or completion of the Letter of Intent will be deducted from the total purchases made under such Letter. An exchange from the Summit Cash Reserves Fund ("Summit") into the Fund that creates a sales charge will count toward completing a new or existing Letter of Intent from the Fund.

   Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements. Certain employer-sponsored retirement or savings plans and certain other arrangements may purchase Class I or Class A shares at net asset value, based on the number of employees or number of employees eligible to participate in the plan and/or the aggregate amount invested by the plan in specified investments. Certain other plans may purchase Class B shares with a waiver of the CDSC upon redemption, based on similar criteria. Such Class B shares will convert into Class A shares approximately ten years after the plan purchases the first share of any Mercury mutual fund. Minimum purchase requirements may be waived or varied for such plans. For additional information regarding purchases by employer-sponsored retirement or savings plans and certain other arrangements, call your plan administrator or your selected securities dealer or other financial intermediary.

   Managed Trusts. Class I shares are offered at net asset value to certain trusts to which trust institutions, thrifts, and bank trust departments provide discretionary trustee services.

   Purchase Privileges of Certain Persons. Members of the Board of Directors of the Fund and Trustees of the Trust and of other investment companies advised by the Investment Adviser or its affiliates, directors and employees of ML & Co. and its subsidiaries (the term "subsidiaries," when used herein with respect to ML & Co., includes the Investment Adviser, MLIM, Mercury Asset Management International, Ltd. and certain other entities directly or indirectly wholly owned and controlled by ML & Co.), employees of certain selected securities dealers, and any trust, pension, profit-sharing or other benefit plan for such persons, may purchase Class I shares of the Fund at net asset value. The Fund realizes economies of scale and reduction of sales-related expenses by virtue of the familiarity of these persons with the Fund. Employees and directors or trustees wishing to purchase shares of the Fund must satisfy the Fund's suitability standards.

   Class I and Class A shares are also offered at net asset value to certain accounts over which the Investment Adviser or an affiliate exercises investment discretion.

   Acquisition of Certain Investment Companies. Class A shares may be offered at net asset value in connection with the acquisition of the assets of or merger or consolidation with a personal holding company or a public or private investment company.

   Purchases Through Certain Financial Intermediaries. Reduced sales charges may be applicable for purchases of Class I or Class A shares of the Fund through certain financial advisors, selected securities dealers and other financial intermediaries that meet and adhere to standards established by the Investment Adviser or an affiliate from time to time.

Deferred Sales Charge Alternatives -- Class B and Class C Shares

   Investors choosing the deferred sales charge alternatives should consider Class B shares if they intend to hold their shares for an extended period of time and Class C shares if they are uncertain as to the length of time they intend to hold their assets in Mercury mutual funds.

   Because no initial sales charges are deducted at the time of the purchase, Class B and Class C shares provide the benefit of putting all of the investor's dollars to work from the time the investment is made. The deferred sales charge alternatives may be particularly appealing to investors that do not qualify for the reduction in initial sales charges. Both Class B and Class C shares are subject to ongoing account maintenance fees and distribution fees; however, the ongoing account maintenance and distribution fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Class B or Class C shares. In addition, Class B shares will be converted into Class A shares of the Fund after a conversion period of approximately eight years, and thereafter investors will be subject to lower ongoing fees.

   The public offering price of Class B and Class C shares for investors choosing the deferred sales charge alternatives is the next determined net asset value per share without the imposition of a sales charge at the time of purchase. See "Pricing of Shares -- Determination of Net Asset Value" below.

Contingent Deferred Sales Charges -- Class B Shares

   Class B shares that are redeemed within six years of purchase may be subject to a CDSC at the rates set forth below charged as a percentage of the dollar amount subject thereto. In determining whether a CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest applicable rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over six years or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the six-year period. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption.

   The following table sets forth the Class B CDSC:

                                            CDSC as a Percentage
                                              of Dollar Amount
        Year Since Purchase Payment Made      Subject to Charge
        --------------------------------   ----------------------

        0-1                                        4.0%

        1-2                                        4.0%

        2-3                                        3.0%

        3-4                                        3.0%

        4-5                                        2.0%

        5-6                                        1.0%

        6 and thereafter                           None

   To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares upon dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to a CDSC because they were issued through dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 3.0% (the applicable rate in the third year after purchase).

   As discussed in the Prospectus under "Account Choices -- Pricing of Shares -- Class B and C Shares -- Deferred Sales Charge Options," while Class B shares redeemed within six years of purchase are subject to a CDSC under most circumstances, the charge may be reduced or waived in certain instances. These include certain post-retirement withdrawals from an individual retirement account ("IRA") or other retirement plan or redemption of Class B shares in certain circumstances following the death of a Class B shareholder. In the case of such withdrawal, the reduction or waiver applies to: (a) any partial or complete redemption in connection with a distribution following retirement under a tax-deferred retirement plan on attaining age 59 1/2 in the case of an IRA or other retirement plan, or part of a series of equal periodic payments (not less frequently than annually) made for life (or life expectancy) or any redemption resulting from the tax-free return of an excess contribution to an IRA (certain legal documentation may be required at the time of liquidation establishing eligibility for qualified distribution); or
(b) any partial or complete redemption following the death or disability (as defined in the Code) of a Class B shareholder (including one who owns the Class B shares as joint tenant with his or her spouse), provided the redemption is requested within one year of the death or initial determination of disability, or if later, reasonably promptly following completion of probate or in connection with involuntary termination of an account in which Fund shares are held (certain legal documentation may be required at the time of liquidation establishing eligibility for qualified distribution).

   The charge may also be reduced or waived in other instances, such as: (a) redemptions by certain eligible 401(a) and 401(k) plans and certain retirement plan rollovers; (b) redemptions in connection with participation in certain fee-based programs of the Investment Adviser or its affiliates; (c) redemptions in connection with participation in certain fee-based programs of selected securities dealers and other financial intermediaries that have agreements with the Investment Adviser; or (d) withdrawals through the Systematic Withdrawal Plan of up to 10% per year of your account value at the time the plan is established. See "Shareholder Services -- Fee-Based Programs" and "-- Systematic Withdrawal Plans."

   Conversion of Class B Shares to Class A Shares. After approximately eight years (the "Conversion Period"), Class B shares of the Fund will be converted automatically into Class A shares of the Fund. Class A shares are subject to an ongoing account maintenance fee of 0.25% of the average daily net assets of the Fund but are not subject to the distribution fee that is borne by Class B shares. Automatic conversion of Class B shares into Class A shares will occur at least once each month (on the "Conversion Date") on the basis of the relative net asset value of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class A shares will not be deemed a purchase or sale of the shares for Federal income tax purposes.

   In addition, shares purchased through reinvestment of dividends on Class B shares also will convert automatically to Class A shares. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying such dividend reinvestment shares were outstanding. If at the Conversion Date the conversion of Class B shares to Class A shares of the Fund in a single account will result in less than $50 worth of Class B shares being left in the account, all of the Class B shares of the Fund held in the account on the Conversion Date will be converted to Class A shares of the Fund.

   The Conversion Period may be modified for investors that participate in certain fee-based programs. See "Shareholder Services -- Fee-Based Programs."

   Class B shareholders of the Fund exercising the exchange privilege described under "Shareholder Services -- Exchange Privilege" will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares acquired as a result of the exchange.

Contingent Deferred Sales Charges -- Class C Shares

   Class C shares that are redeemed within one year of purchase may be subject to a 1.0% CDSC charged as a percentage of the dollar amount subject thereto. In determining whether a Class C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Class C CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no Class C CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the one-year period. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption. The Class C CDSC may be waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Systematic Withdrawal Plans. See "Shareholder Services -- Systematic Withdrawal Plan."

Class B and Class C Sales Charge Information

                                                                 Class B Shares
                                                   ---------------------------------------
                                                      CDSCs Received      CDSCs Paid to
                                                      by Distributor      Merrill Lynch
                                                   ------------------   ------------------
For the fiscal year ended March 31, 2002                $8,894.47          $8,894.47
For the period September 5, 2000+ to March 31, 2001     $       0          $       0


                                                                 Class C Shares
                                                   ---------------------------------------
                                                      CDSCs Received      CDSCs Paid to
                                                       Distributor        Merrill Lynch
                                                   ------------------   ------------------
For the fiscal year ended March 31, 2002                $       0          $       0
For the period September 5, 2000+ to March 31, 2001     $     .88          $     .88

-----------

* Additional Class B CDSCs payable to the Distributor may have been waived or converted to a contingent obligation in connection with a shareholder's participation in certain fee-based programs.

+   Commencement of operations of the Fund.

   Proceeds from the CDSC and the distribution fee are paid to the Distributor and are used in whole or in part by the Distributor to defray the expenses of securities dealers or other financial intermediaries (including Merrill Lynch) related to providing distribution-related services to the Fund in connection with the sale of the Class B and Class C shares, such as the payment of compensation to financial advisors for selling Class B and Class C shares from a dealer's own funds. The combination of the CDSC and the ongoing distribution fee facilitates the ability of the Fund to sell the Class B and Class C shares without a sales charge being deducted at the time of purchase. See "Distribution Plans" below. Imposition of the CDSC and the distribution fee on Class B and Class C shares is limited by the National Association of Securities Dealers, Inc. (the "NASD") asset-based sales charge rule. See "Limitations on the Payment of Deferred Sales Charges" below.

Distribution Plans

   Reference is made to "Account Choices -- Pricing of Shares" in the Prospectus for certain information with respect to separate distribution plans for Class A, Class B, and Class C shares pursuant to Rule 12b-1 under the Investment Company Act (each a "Distribution Plan") with respect to the account maintenance and/or distribution fees paid by the Fund to the Distributor with respect to such classes.

   The Distribution Plans for each of the Class A, Class B and Class C shares provide that the Fund pays the Distributor an account maintenance fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.25% of the average daily net assets of the Fund attributable to shares of the relevant class in order to compensate the Distributor and selected securities dealers or other financial intermediaries (pursuant to sub-agreements) in connection with account maintenance activities with respect to Class A, Class B and Class C shares. Each of those classes has exclusive voting rights with respect to the Distribution Plan adopted with respect to such class pursuant to which account maintenance and/or distribution fees are paid (except that Class B shareholders may vote on any material changes to expenses charged under the Class A Distribution Plan).

   The Distribution Plans for each of the Class B and Class C shares provide that the Fund also pays the Distributor a distribution fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.75% of the average daily net assets of the Fund attributable to the shares of the relevant class in order to compensate the Distributor and selected securities dealers or other financial intermediaries (pursuant to sub-agreements) for providing shareholder and distribution services, and bearing certain distribution-related expenses of the Fund, including payments to financial advisors, selected securities dealers and other financial intermediaries for selling Class B and Class C shares of the Fund. The Distribution Plans relating to Class B and Class C shares are designed to permit an investor to purchase Class B or Class C shares through selected securities dealers and other financial intermediaries without the assessment of an initial sales charge and at the same time permit the Distributor to compensate its financial advisors, selected securities dealers and other financial intermediaries in connection with the sale of the Class B and Class C shares.

   The Fund's Distribution Plans are subject to the provisions of Rule 12b-1 under the Investment Company Act. In their consideration of each Distribution Plan, the Directors must consider all factors they deem relevant, including information as to the benefits of each Distribution Plan to the Fund and the related class of shareholders. Each Distribution Plan further provides that, so long as the Distribution Plan remains in effect, the selection and nomination of non-interested Directors shall be committed to the discretion of the non-interested Directors then in office. In approving each Distribution Plan in accordance with Rule 12b-1, the non-interested Directors concluded that there is reasonable likelihood that such Distribution Plan will benefit the Fund and its related class of shareholders. Each Distribution Plan can be terminated at any time, without penalty, by the vote of a majority of the non-interested Directors or by the vote of the holders of a majority of the outstanding related class of voting securities of the Fund. A Distribution Plan cannot be amended to increase materially the amount to be spent by the Fund without the approval of the related class of shareholders, and all material amendments are required to be approved by the vote of Directors, including a majority of the non-interested Directors who have no direct or indirect financial interest in such Distribution Plan, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that the Fund preserve copies of its Distribution Plans and any report made pursuant to such plan for a period of not less than six years from the date of such Distribution Plan or such report, the first two years in an easily accessible place.

   Among other things, each Distribution Plan provides that the Distributor shall provide and the Directors shall review quarterly reports of the disbursement of the account maintenance and/or distribution fees paid to the Distributor. Payments under the Distribution Plans are based on a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred and, accordingly, distribution-related revenues from each Distribution Plan may be more or less than distribution-related expenses. Information with respect to the distribution-related revenues and expenses is presented to the Directors for their consideration in connection with their deliberations as to the continuance of the Class B and Class C Distribution Plans, annually. Distribution-related revenues consist of the account maintenance fees, the distribution fees and the CDSCs. Distribution-related expenses consist of financial advisor compensation, branch office and regional operation center selling and transaction processing expenses, advertising, sales promotion and marketing expenses, and interest expense.

   As of March 31, 2002, direct cash distribution revenues for the period since the commencement of operations of Class B shares exceeded direct cash distribution expenses by $9,866 (.0014% of Class B net assets at that date). As of March 31, 2002, direct cash distribution revenues for the period since the commencement of operations of Class C shares exceeded direct cash distribution expenses by $2,969 (.0022% of Class C net assets at that date).

   For the fiscal year ended March 31, 2002, the Fund paid the Distributor $2,402 pursuant to the Class A Distribution Plan (based on average daily net assets subject to such Class A Distribution Plan of approximately $966,000), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class A shares. For the same period ended March 31, 2002, the Fund paid the Distributor $9,908 pursuant to the Class B Distribution Plan (based on average daily net assets subject to such Class B Distribution Plan of approximately $3.2 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class B shares. For the same period ended March 31, 2002, the Fund paid the Distributor $6,338 pursuant to the Class C Distribution Plan (based on average daily net assets subject to such Class C Distribution Plan of approximately $637,000), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class C shares.

Limitations on the Payment of Deferred Sales Charges

   The maximum sales charge rule in the Conduct Rules of the NASD imposes a limitation on certain asset-based sales charges such as the distribution fee and the CDSC borne by the Class B and Class C shares, but not the account maintenance fee. The maximum sales charge rule is applied separately to each class. As applicable to the Fund, the maximum sales charge rule limits the aggregate of distribution fee payments and CDSCs payable by the Fund to (1) 6.25% of eligible gross sales of Class B shares and Class C shares, computed separately (defined to exclude shares issued pursuant to dividend reinvestments and exchanges), plus (2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus 1% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC). In connection with the Class B shares, the Distributor has voluntarily agreed to waive interest charges on the unpaid balance in excess of 0.50% of eligible gross sales. Consequently, the maximum amount payable to the Distributor (referred to as the "voluntary maximum") in connection with the Class B shares is 6.75% of eligible gross sales. The Distributor retains the right to stop waiving the interest charges at any time. To the extent payments would exceed the voluntary maximum, the Fund will not make further payments of the distribution fee with respect to Class B shares and any CDSCs will be paid to the Fund rather than to the Distributor; however, the Fund will continue to make payments of the account maintenance fee. In certain circumstances the amount payable pursuant to the voluntary maximum may exceed the amount payable under the NASD formula. In such circumstances payment in excess of the amount payable under the NASD formula will not be made.

    The following table sets forth comparative information as of March 31, 2002 with respect to the Class B and Class C shares of the Fund indicating the maximum allowable payments that can be made under the NASD maximum sales charge rule and, with respect to the Class B shares, the Distributor's voluntary minimum.

                                                          Data Calculated as of March 31, 2002
                                    ----------------------------------------------------------------------------------------
                                                                                                                Annual
                                                                                                              Distribution
                                               Allowable    Allowable               Amount                       Fee at
                                    Eligible  Aggregate   Interest on    Maximum    Previously   Aggregate      Current
                                     Gross      Sales        Unpaid      Amount     Paid to        Unpaid      Net Asset
                                    Sales(1)   Charge(2)   Balances(3)  Payable    Distributor(4)  Balance     Level(5)
                                    -------- ----------- ------------- ---------- --------------- ----------  --------------
Class B Shares for the
  period September 5, 2000
  (commencement of operations)
  to March 31, 2002

Under NASD Rule as Adopted          $199,380   $12,461       $ 45       $12,506       $11,401      $ 1,105      $54,056

Under Distributors Voluntary        $199,380   $12,461       $997       $13,458       $11,401      $ 2,057      $54,056
  Waiver

Class C Shares for the
  period September 5, 2000
  (commencement of operations)
  to March 31, 2002

Under NASD Rule as Adopted          $267,607   $16,725       $532       $17,257      $ 5,086       $12,171      $10,034

--------------------
(1) Purchase price of all eligible Class B and Class C shares sold during the period indicated other than shares acquired through dividend reinvestment and the exchange privilege.

(2) Includes amounts attributable to exchanges from Summit that are not reflected in Eligible Gross Sales. Shares of Summit can only be purchased by exchange from another fund (the "redeemed fund"). Upon such an exchange, the maximum allowable sales charge payment to the redeemed fund is reduced in accordance with the amount of the redemption. This amount is then added to the maximum allowable sales charge payment with respect to Summit. Upon an exchange out of Summit, the remaining balance of this amount is deducted from the maximum allowable sales charge payment to Summit and added to the maximum allowable sales charge payment to the fund into which the exchange is made.

(3) Interest is computed on a monthly basis based upon the prime rate, as reported in The Wall Street Journal, plus 1.0%, as permitted under the NASD Rule.

(4) Consist of CDSC payments, distribution fee payments and accruals. See "Fund Facts -- Fees and Expenses" in the Prospectus. This figure may include CDSCs that were deferred when a shareholder redeemed shares prior to the expiration of the applicable CDSC period and invested the proceeds, without the imposition of a sales charge, in Class I shares in conjunction with the shareholders participation in fee-based programs managed by Mercury or its affiliates. The CDSC is booked as a contingent obligation that may be payable if the shareholder terminates participation in such programs.

(5) Provided to illustrate the extent to which the current level of distribution fee payments (not including any CDSC payments) is amortizing the unpaid balance. No assurance can be given that payments of the distribution fee will reach the NASD maximum.

                             REDEMPTION OF SHARES

   Reference is made to "Account Choices -- How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus.

   The Fund is required to redeem for cash all shares of the Fund upon receipt of a written request in proper form. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. Except for any CDSC that may be applicable, there will be no charge for redemption if the redemption request is sent directly to the Transfer Agent. Shareholders liquidating their holdings will receive upon redemption all dividends reinvested through the date of redemption.

   The right to redeem shares or to receive payment with respect to any such redemption may be suspended for more than seven days only for any period during which trading on the NYSE is restricted as determined by the Commission or during which the NYSE is closed (other than customary weekend and holiday closings), for any period during which an emergency exists, as defined by the Commission, as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, and for such other periods as the Commission may by order permit for the protection of shareholders of the Fund.

   The value of shares of the Fund at the time of redemption may be more or less than the shareholder's cost, depending in part on the market value of the securities held by the Fund at such time.

   The Trust has entered into a joint committed line of credit with other investment companies advised by the Investment Adviser and its affiliates and a syndicate of banks that is intended to provide the Trust and the Fund with a temporary source of cash to be used to meet redemption requests from Fund shareholders in extraordinary or emergency circumstances.

Redemption

   A shareholder wishing to redeem shares held with the Transfer Agent may do so by tendering the shares directly to the Fund's Transfer Agent, Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289. Redemption requests delivered other than by mail should be delivered to Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. Proper notice of redemption in the case of shares deposited with the Transfer Agent may be accomplished by a written letter requesting redemption. Redemption requests should not be sent to the Trust or the Fund. A redemption request in either event requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as such name(s) appear(s) on the Transfer Agent's register. The signature(s) on the redemption request may require a guarantee by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, the existence and validity of which may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less than $50,000 as long as the following requirements are met: (i) all requests require the signature(s) of all persons in whose name(s) shares are recorded on the Transfer Agent's register; (ii) all checks must be mailed to the stencil address of record on the Transfer Agent's register and (iii) the stencil address must not have changed within 30 days. Certain rules may apply regarding certain account types such as but not limited to UGMA/ UTMA accounts, Joint Tenancies with Rights of Survivorship, contra broker transactions and institutional accounts. In certain instances, the Transfer Agent may require additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority.

   A shareholder may also redeem shares held with the Transfer Agent by telephone request. To request a redemption from your account, call the Transfer Agent at 1-888-763-2260. The request must be made by the shareholder of record and be for an amount less than $50,000. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored in the following situations: the accountholder is deceased, the proceeds are to be sent to someone other than the shareholder of record, funds are to be wired to the client's bank account, a systematic withdrawal plan is in effect, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced or the address has changed within the last 30 days.

   Since this account feature involves a risk of loss from unauthorized or fraudulent transactions, the Transfer Agent will take certain precautions to protect your account from fraud. Telephone redemption may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

   For shareholders redeeming directly with the Transfer Agent, payments will generally be mailed within seven days of receipt of a proper notice of redemption. At various times the Fund may be requested to redeem shares for which it has not yet received good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank). The Fund may delay or cause to be delayed the mailing of a redemption check until such time as good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank) has been collected for the purchase of such Fund shares, which usually will not exceed 10 days. In the event that a shareholder account held directly with the Transfer Agent contains a fractional share balance, such fractional share balance will be automatically redeemed by the Fund.

Repurchase

   The Fund also will repurchase its shares through a selected securities dealer or other financial intermediary. The Fund normally will accept orders to repurchase shares by wire or telephone from dealers for their customers at the net asset value next computed after the order is placed. Shares will be priced at the net asset value calculated on the day the request is received, provided that the request for repurchase is submitted to the selected securities dealer or other financial intermediary prior to the close of business on the NYSE (generally, the NYSE closes at 4:00 p.m., Eastern time) and such request is received by the Fund from such selected securities dealer or other financial intermediary not later than 30 minutes after the close of business on the NYSE on the same day.

   Selected securities dealers and other financial intermediaries have the responsibility of submitting such repurchase requests to the Fund not later than 30 minutes after the close of business on the NYSE in order to obtain that day's closing price.

   The foregoing repurchase arrangements are for the convenience of shareholders and do not involve a charge by the Fund (other than any applicable CDSC). Securities firms that do not have agreements with the Distributor, however, may impose a transaction charge on the shareholder for transmitting the notice of repurchase to the Fund. Certain selected securities dealers and other financial intermediaries may charge a processing fee to confirm a repurchase of shares. Repurchases made through the Transfer Agent, on accounts held at the Transfer Agent, are not subject to the processing fee. The Fund reserves the right to reject any order for repurchase, which right of rejection might adversely affect shareholders seeking redemption through the repurchase procedure. A shareholder whose order for repurchase is rejected by the Fund, however, may redeem Fund shares as set forth above.

Reinstatement Privilege -- Class I and Class A Shares

   Shareholders of the Fund who have redeemed their Class I and Class A shares have a privilege to reinstate their accounts by purchasing Class I or Class A shares, as the case may be, at net asset value without a sales charge up to the dollar amount redeemed. The reinstatement privilege may be exercised by sending a notice of exercise along with a check for the amount to be reinstated to the Transfer Agent within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. Alternatively, the reinstatement privilege may be exercised through the investor's financial advisor within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. The reinstatement will be made at the net asset value per share next determined after the notice of reinstatement is received and cannot exceed the amount of the redemption proceeds.

                              PRICING OF SHARES

Determination of Net Asset Value

   Reference is made to "Account Choices -- How Shares are Priced" in the Prospectus.

   The net asset value of the shares of all classes of the Fund is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents'Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

   The principal asset of the Fund will normally be its interest in the underlying Trust. The value of that interest is based on the net assets of the Trust, which are comprised of the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses of the Trust). Expenses of the Trust, including the investment advisory fees, are accrued daily.

   Net asset value of the Fund is computed by dividing the value of the Fund's proportionate interest in the net assets of the Trust plus any cash or other assets minus all liabilities (including accrued expenses) of the Fund by the total number of shares of the Fund outstanding at such time, rounded to the nearest cent. Expenses of the Fund, including the fees payable to the Distributor are accrued daily.

   The per share net asset value of Class A, Class B and Class C shares generally will be lower than the per share net asset value of Class I shares, reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to Class B and Class C shares, and the daily expense accruals of the account maintenance fees applicable with respect to Class A shares. Moreover, the per share net asset value of the Class B and Class C shares of the Fund generally will be lower than the per share net asset value of Class A shares of the Fund, reflecting the daily expense accruals of the distribution fees and higher transfer agency fees applicable with respect to Class B and Class C shares of the Fund. It is expected, however, that the per share net asset value of the four classes of the Fund will tend to converge (although not necessarily meet) immediately after the payment of dividends which will differ by approximately the amount of the expense accrual differentials between the classes.

   Portfolio securities of the Trust that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees as the primary market. Long positions in securities traded in the OTC market are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions in securities traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. When the Trust writes an option, the amount of the premium received is recorded on the books of the Trust as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased by the Trust are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Other investments, including financial futures contracts and related options, are generally valued at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

   Generally, trading in non-U.S. securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Fund's net asset value. If events materially affecting the value of such securities occur during such periods, then these securities may be valued at their fair value as determined in good faith by the Board of Trustees of the Trust or by Fund management using a pricing service and/or procedures approved by the Board of Trustees.

   Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor's (including the Fund's) interest in the Trust will be determined as of the close of business on the NYSE by multiplying the net asset value of the Trust by the percentage, effective for that day, that represents that investor's share of the aggregate interests in the Trust. The close of business on the NYSE is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor's interest in the Trust after the close of business on the NYSE on the next determination of net asset value of the Trust.

Computation of Offering Price Per Share

   An illustration of the computation of the offering price for Class I, Class A, Class B and Class C shares of the Fund based on the value of the Fund's net assets and number of shares outstanding on March 31, 2002 is set forth below:


                                                  Class I         Class A         Class B         Class C
                                             ---------------  --------------  ------------- ----------------
Net Assets                                        $73,095       $1,673,255     $7,297,218      $1,337,886
                                             ---------------  --------------  ------------- ----------------
Number of Shares Outstanding                        5,944          136,459        597,533         110,424
                                             ---------------  --------------  ------------- ----------------
Net Asset Value Per Share (net assets divided
  by number of shares outstanding)                $ 12.30  $         12.26 $        12.21      $    12.12
                                             ---------------  --------------  ------------- ----------------
Sales Charge (for Class I and Class A Shares;
  5.25% of Offering Price; (5.54% of net
  amount invested))*                                  .68              .68          **               **
                                             ---------------  --------------  ------------- ----------------

Offering Price                                    $ 12.98       $    12.94     $    12.21       $   12.12
                                             ---------------  --------------  ------------- ----------------

 * Rounded to the nearest one-hundredth percent; assumes maximum sales charge is applicable.

** Class B and Class C shares are not subject to an initial sales charge but may be subject to a CDSC on redemption. See "Purchase of Shares -- Deferred Sales Charge Alternatives -- Class B and Class C Shares" herein.

                     PORTFOLIO TRANSACTIONS AND BROKERAGE

Transactions in Portfolio Securities

   Subject to policies established by the Board of Trustees of the Trust, the Investment Adviser is primarily responsible for the execution of the Trust's portfolio transactions and the allocation of brokerage. The Investment Adviser does not execute transactions through any particular broker or dealer but seeks to obtain the best net results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm's risk and skill in positioning blocks of securities. While the Investment Adviser generally seeks reasonably competitive commission trade execution costs, the Trust does not necessarily pay the lowest spread or commission available.

   Subject to applicable legal requirements, the Investment Adviser may select a broker based partly upon brokerage or research services provided to the Investment Adviser and its clients, including the Fund. In return for such services the Investment Adviser may pay a higher commission than other brokers would charge if the Investment Adviser determines in good faith that the commission is reasonable in relation to the services provided.

   Section 28(e) of the Securities Exchange Act of 1934 ("Section 28(e)") permits an investment adviser, such as the Investment Adviser, under certain circumstances, to cause an account to pay a broker or dealer a commission for effecting a transaction in excess of the amount of commission another broker or dealer would have charged for effecting the transaction in recognition of the value of brokerage and research services provided by the broker or dealer. This includes commissions paid on riskless principal transactions under certain conditions. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Investment Adviser believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Trust and the Fund.

   To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information that assists in the valuation of investments. Examples of research-oriented services for which the Investment Adviser might use Trust commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Investment Adviser's individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Fund to the Investment Adviser are not reduced as a result of the Investment Adviser's receipt of research services.

   In some cases, the Investment Adviser may receive a service from a broker that has both a "research" and a "non-research" use. When this occurs, the Investment Adviser makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Investment Adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Investment Adviser faces a potential conflict of interest, but the Investment Adviser believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

   From time to time, the Fund may purchase new issues of securities for clients in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Investment Adviser with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research "credits" in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

   In addition, consistent with the Conduct Rules of the NASD and policies established by the Board of Trustees of the Trust and subject to best execution, the Investment Adviser may consider sales of shares of the Fund as a factor in the selection of brokers or dealers to execute portfolio transactions for the Fund; however, whether or not a particular broker or dealer sells shares of the Fund neither qualifies nor disqualifies such broker or dealer to execute transactions for the Fund.

   The Trust anticipates that its brokerage transactions involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transaction costs on foreign stock exchange transactions generally are higher than in the United States, although the Trust will endeavor to achieve the best net results in effecting its portfolio transactions. There generally is less governmental supervision and regulation of foreign stock exchanges and brokers than in the United States.

   Foreign equity securities may be held by the Trust in the form of ADRs, EDRs, GDRs or other securities convertible into foreign equity securities. ADRs, EDRs and GDRs may be listed on stock exchanges, or traded in the OTC markets in the United States or Europe, as the case may be. ADRs traded in the United States, like other securities traded in the United States, will be subject to negotiated commission rates. The Trust's ability and decisions to purchase or sell portfolio securities of foreign issuers may be affected by laws or regulations relating to the convertibility and repatriation of assets.

   Because the shares of the Fund are redeemable on a daily basis in U.S. dollars, the Trust intends to manage the portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have significant effect on the Trust's portfolio strategies.

   Information about the brokerage commissions paid by the Trust including commissions paid to Merrill Lynch, is set forth in the following table:


                                                                 Aggregate           Commissions
                                                                 Brokerage             Paid to
                                                              Commissions Paid      Merrill Lynch*
                                                           ---------------------  -------------------
   For the fiscal year ended March 31, 2002                      $6,461,920            $533,101

   For the period September 1, 2000** to March 31, 2001          $1,629,489            $193,350


----------
 * For the period ended March 31, 2002, the brokerage commissions paid to Merrill Lynch represented 8.25% of the aggregate brokerage commissions paid and involved 7.66% of the Trust's dollar amount of transactions involving payment of commissions.

**  Commencement of operations of the Trust.

   The Trust may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Trust and persons who are affiliated with such affiliated persons are prohibited from dealing with the Trust as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market usually involve transactions with the dealers acting as principal for their own accounts, the Trust will not deal with affiliated persons, including Merrill Lynch and its affiliates, in connection with such transactions. However, an affiliated person of the Trust may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Trust may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch or an affiliate is a member or in a private placement in which Merrill Lynch or an affiliate serves as placement agent except pursuant to procedures approved by the Board of Trustees of the Trust that either comply with rules adopted by the Commission or with interpretations of the Commission staff. See "Investment Objective and Policies -- Investment Restrictions."

   Because of the affiliation of Merrill Lynch with the Investment Adviser, the Trust is prohibited from engaging in certain transactions involving such firm or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. Without such an exemptive order, the Trust would be prohibited from engaging in portfolio transactions with Merrill Lynch or any of its affiliates acting as principal.

   The Trust has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, the Trust also has retained an affiliated entity of the Investment Adviser as the securities lending agent for a fee, including a fee based on a share of the returns on investment of cash collateral. That entity may, on behalf of the Trust, invest cash collateral received by that Trust for such loans, among other things, in a private investment company managed by that entity or in registered money market funds advised by the Investment Adviser or its affiliates. For the fiscal year ended March 31, 2002, that affiliated entity received $29,395 in securities lending agent fees.

   Section 11(a) of the Exchange Act generally prohibits members of the U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with a statement setting forth the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch or its affiliates acting as a broker for the Trust in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Trust and annual statements as to aggregate compensation will be provided to the Trust. Securities may be held by, or be appropriate investments for, the Trust as well as other funds or investment advisory clients of the Investment Adviser or its affiliates.

   The Board of Trustees of the Trust has considered the possibility of seeking to recapture for the benefit of the Trust brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Trust to the Investment Adviser. After considering all factors deemed relevant, the Board of Trustees made a determination not to seek such recapture. The Trustees will reconsider this matter from time to time.

   Because of different objectives or other factors, a particular security may be bought for one or more clients of the Investment Adviser or its affiliates when one or more clients of the Investment Adviser or its affiliates are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Trust or other clients or funds for which the Investment Adviser or an affiliate acts as investment adviser, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or its affiliates during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

                             SHAREHOLDER SERVICES

   The Fund offers a number of shareholder services described below that are designed to facilitate investment in its shares. Full details as to each such service and copies of the various plans or how to change options with respect thereto, can be obtained from the Fund by calling the telephone number on the cover page hereof, or from the Distributor, a selected securities dealer or other financial intermediary. Certain of these services are available only to U.S. investors.

Investment Account

   Each shareholder whose account is maintained at the Transfer Agent has an Investment Account and will receive statements, at least quarterly, from the Transfer Agent. These statements will serve as transaction confirmations for automatic investment purchases and the reinvestment of dividends. The statements also will show any other activity in the account since the preceding statement. Shareholders also will receive separate confirmations for each purchase or sale transaction other than automatic investment purchases and the reinvestment of dividends. A shareholder with an account held at the Transfer Agent may make additions to his or her Investment Account at any time by mailing a check directly to the Transfer Agent. The Fund does not issue share certificates.

   Shareholders considering transferring their Class I or Class A shares from a selected securities dealer to another brokerage firm or financial institution should be aware that, if the firm to which the Class I or Class A shares are to be transferred will not take delivery of shares of the Fund, a shareholder either must redeem the Class I or Class A shares so that the cash proceeds can be transferred to the account at the new firm or such shareholder must continue to maintain an Investment Account at the Transfer Agent for those Class I or Class A shares.

   Shareholders interested in transferring their Class B or Class C shares from a selected securities dealer or other financial intermediary and who do not wish to have an Investment Account maintained for such shares at the Transfer Agent may request their new brokerage firm to maintain such shares in an account registered in the name of the brokerage firm for the benefit of the shareholder at the Transfer Agent.

   Certain shareholder services may not be available for the transferred shares. After the transfer, the shareholder may purchase additional shares of funds owned before the transfer, and all future trading of these assets must be coordinated by the new firm.

   Shareholders considering transferring a tax-deferred retirement account, such as an individual retirement account, from a selected securities dealer or other financial intermediary to another brokerage firm or financial institution should be aware that, if the firm to which the retirement account is to be transferred will not take delivery of shares of the Fund, a shareholder must either redeem the shares (paying any applicable CDSC) so that the cash proceeds can be transferred to the account at the new firm, or such shareholder must continue to maintain a retirement account at a selected securities dealer or other financial intermediary for those shares.

Exchange Privilege

   U.S. shareholders of each class of shares of the Fund have an exchange privilege with certain other Mercury mutual funds and Summit, a series of Financial Institutions Series Trust, which is a Merrill Lynch-sponsored money market fund specifically designated as available for exchange by holders of Class I, Class A, Class B and Class C shares. Shares with a net asset value of at least $100 are required to qualify for the exchange privilege and any shares used in an exchange must have been held by the shareholder for at least 15 days. Before effecting an exchange, shareholders should obtain a currently effective prospectus of the fund into which the exchange is to be made. Exercise of the exchange privilege is treated as a sale of the exchanged shares and a purchase of the acquired shares for Federal income tax purposes.

   Exchanges of Class I and Class A Shares. Under the Fund's pricing system, Class I shareholders may exchange Class I shares of the Fund for Class I shares of a second Mercury mutual fund. If the Class I shareholder wants to exchange Class I shares for shares of a second Mercury mutual fund, but does not hold Class I shares of the second fund in his or her account at the time of exchange and is not otherwise eligible to acquire Class I shares of the second fund, the shareholder will receive Class A shares of the second fund as a result of the exchange. Class A shares also may be exchanged for Class I shares of a second Mercury mutual fund at any time as long as, at the time of the exchange, the shareholder is eligible to acquire Class I shares of any Mercury mutual fund.

   Exchanges of Class I or Class A shares outstanding ("outstanding Class I or Class A shares") for Class I or Class A shares of another Mercury mutual fund, or for Class A shares of Summit ("new Class I or Class A shares") are transacted on the basis of relative net asset value per Class I or Class A share, respectively, plus an amount equal to the difference, if any, between the sales charge previously paid on the outstanding Class I or Class A shares and the sales charge payable at the time of the exchange on the new Class I or Class A shares. With respect to outstanding Class I or Class A shares as to which previous exchanges have taken place, the "sales charge previously paid" shall include the aggregate of the sales charges paid with respect to such Class I or Class A shares in the initial purchase and any subsequent exchange. Class I or Class A shares issued pursuant to dividend reinvestment are sold on a no-load basis. For purposes of the exchange privilege, Class I and Class A shares acquired through dividend reinvestment shall be deemed to have been sold with a sales charge equal to the sales charge previously paid on the Class I or Class A shares on which the dividend was paid. Based on this formula, Class I and Class A shares of the Fund generally may be exchanged into the Class I and Class A shares, respectively, of the other funds with a reduced or without a sales charge.

   Exchanges of Class B and Class C Shares. In addition, the funds with Class B and Class C shares outstanding ("outstanding Class B or Class C shares") offer to exchange their Class B or Class C shares for Class B or Class C shares, respectively, of another Mercury mutual fund or for Class B shares of Summit ("new Class B or Class C shares") on the basis of relative net asset value per Class B or Class C share, without the payment of any CDSC that might otherwise be due on redemption of the outstanding shares. Class B shareholders of the Fund exercising the exchange privilege will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the new Class B shares acquired through use of the exchange privilege. In addition, Class B shares of the Fund acquired through use of the exchange privilege will be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares of the fund from which the exchange was made. For purposes of computing the CDSC that may be payable on a disposition of the new Class B or Class C shares, the holding period for the outstanding Class B shares is "tacked" to the holding period of the new Class B or Class C shares. For example, an investor may exchange Class B shares of the Fund for those of another Mercury fund ("new Mercury Fund") after having held the Fund's Class B shares for two-and-a-half years. The 3% CDSC that generally would apply to a redemption would not apply to the exchange. Four years later the investor may decide to redeem the Class B shares of new Mercury Fund and receive cash. There will be no CDSC due on this redemption since by "tacking" the two-and-a-half year holding period of the Fund's Class B shares to the four year holding period for the new Mercury Fund Class B shares, the investor will be deemed to have held the new Mercury Fund Class B shares for more than six years. Class B shares of certain Select Pricing Funds purchased prior to June 1, 2001 are subject to the four-year CDSC schedule in effect at that time.

   Exchanges for Shares of a Money Market Fund. Class I and Class A shares are exchangeable for Class A shares of Summit and Class B and Class C shares are exchangeable for Class B shares of Summit. Class A shares of Summit have an exchange privilege back into Class I or Class A shares of Affiliate-Advised Funds; Class B shares of Summit have an exchange privilege back into Class B or Class C shares of Affiliate-Advised Funds and, in the event of such an exchange, the period of time that Class B shares of Summit are held will count toward satisfaction of the holding period requirement for purposes of reducing any CDSC and toward satisfaction of any Conversion Period with respect to Class B shares. Class B shares of Summit will be subject to a distribution fee at an annual rate of 0.75% of average daily net assets of such Class B shares. This exchange privilege does not apply with respect to certain fee-based programs for which alternative exchange arrangements may exist. Please see your financial advisor for further information.

   Prior to October 12, 1998, exchanges from Affiliate-Advised Funds into a money market fund were directed to certain Affiliate-Advised money market funds other than Summit. Shareholders who exchanged Affiliate-Advised Fund shares for such other money market funds and subsequently wish to exchange those money market fund shares for shares of the Fund will be subject to the CDSC schedule applicable to such Fund shares, if any. The holding period for those money market fund shares will not count toward satisfaction of the holding period requirement for reduction of the CDSC imposed on such shares, if any, and, with respect to Class B shares, toward satisfaction of the Conversion Period. However, the holding period for Class B or Class C shares of the Fund received in exchange for such money market fund shares will be aggregated with the holding period for the fund shares originally exchanged for such money market fund shares for purposes of reducing the CDSC or satisfying the Conversion Period.

   Exercise of the Exchange Privilege. To exercise the exchange privilege, a shareholder should contact his or her financial advisor, who will advise the relevant Fund of the exchange. Shareholders of the Fund and shareholders of the other funds described above may exercise the exchange privilege by wire through their selected securities dealer or other financial intermediary. The Fund reserves the right to require a properly completed Exchange Application.

   Telephone exchange requests are also available in accounts held with the Transfer Agent for amounts up to $50,000. To request an exchange from your account, call the Transfer Agent at 1-888-763-2260. The request must be from the shareholder of record. Before telephone requests will be honored, signature approval from all shareholders of record must be obtained. The shares being exchanged must have been held for at least 15 days. Telephone requests for an exchange will not be honored in the following situations: the accountholder is deceased, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced or the address on the account has changed within the last 30 days. Telephone exchanges may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

   This exchange privilege may be modified or terminated in accordance with the rules of the Commission. The Fund reserves the right to limit the number of times an investor may exercise the exchange privilege. Certain funds may suspend the continuous offering of their shares to the general public at any time and may thereafter resume such offering from time to time. The exchange privilege is available only to U.S. shareholders in states where the exchange legally may be made. It is contemplated that the exchange privilege may be applicable to other new mutual funds whose shares may be distributed by the Distributor.

Fee-Based Programs

   Certain fee-based programs, including pricing alternatives for securities transactions (each referred to in this paragraph as a "Program"), may permit the purchase of Class I shares at net asset value. Under specified circumstances, participants in certain Programs may deposit other classes of shares, which will be exchanged for Class I shares. Initial or deferred sales charges otherwise due in connection with such exchanges may be waived or modified, as may the Conversion Period applicable to the deposited shares. Termination of participation in certain Programs may result in the redemption of shares held therein or the automatic exchange thereof to another class at net asset value. In addition, upon termination of participation in a Program, shares that have been held for less than specified periods within such Program may be subject to a fee based on the current value of such shares. These Programs also generally prohibit such shares from being transferred to another account, to another broker-dealer or to the Transfer Agent. Except in limited circumstances (which may also involve an exchange as described above), such shares must be redeemed and another class of shares purchased (which may involve the imposition of initial or deferred sales charges and distribution and account maintenance fees) in order for the investment not to be subject to Program fees. Additional information regarding certain specific Programs offered through particular selected securities dealers or other financial intermediaries (including charges and limitations on transferability applicable to shares that may be held in such Programs) is available in each such Program's client agreement and from the Transfer Agent at 1-888-763-2260.

Retirement Plans and Education Savings Plans

   The minimum initial purchase to establish a retirement plan is $100. Dividends received in retirement and education savings plans are exempt from Federal taxation until distributed from the plans and in the case of Roth IRAs and educational savings plans, may be exempt from taxation when distributed, as well. Investors considering participation in any retirement or education savings plan should review specific tax laws relating thereto and should consult their attorneys or tax advisers with respect to the establishment and maintenance of any such plan.

Automatic Investment Plans

   A shareholder may make additions to an Investment Account at any time by purchasing Class I shares (if he or she is an eligible Class I investor) or Class A, Class B or Class C shares at the applicable public offering price. These purchases may be made either through the shareholder's securities dealer or by mail directly to the Transfer Agent, acting as agent for such securities dealer. You may also add to your account by automatically investing a specific amount in the Fund on a periodic basis through your selected securities dealer or other financial intermediary. The current minimum for such automatic additional investments is $100 ($1 or more for retirement accounts). This minimum may be waived or revised under certain circumstances.

Automatic Dividend Reinvestment Plan

   Dividends paid by the Funds may be taken in cash or automatically reinvested in shares of the Fund at net asset value without a sales charge. You should consult with your financial advisor about which option you would like. If you choose the reinvestment option, dividends paid with respect to a Fund's shares will be automatically reinvested, without sales charge, in additional full and fractional shares of that Fund. Such reinvestment will be at the net asset value of shares of the Fund determined as of the close of business on the NYSE on the monthly payment date for such dividends. No CDSC will be imposed upon redemption of shares issued as a result of the automatic reinvestment of dividends.

   Shareholders may, at any time, elect to have subsequent dividends paid in cash, rather than reinvested in shares of the Fund or vice versa (provided that, in the event that a payment on an account maintained at the Transfer Agent would amount to $10.00 or less, a shareholder will not receive such payment in cash and such payment will automatically be reinvested in additional shares). If the shareholder's account is maintained with the Transfer Agent, he or she may contact the Transfer Agent in writing or by telephone (1-888-763-2260). For other accounts, the shareholder should contact his or her financial advisor, selected securities dealer or other financial intermediary. Commencing ten days after the receipt by the Transfer Agent of such notice, those instructions will be effected. The Fund is not responsible for any failure of delivery to the shareholder's address of record and no interest will accrue on amounts represented by uncashed dividend checks. Cash payments can also be directly deposited to the shareholder's bank account.

Systematic Withdrawal Plans

   A shareholder may elect to receive systematic withdrawals from his or her Investment Account by check or through automatic payment by direct deposit to his or her bank account on either a monthly or quarterly basis as provided below. Quarterly withdrawals are available for shareholders who have acquired shares of the Fund having a value, based on cost or the current offering price, of $5,000 or more, and monthly withdrawals are available for shareholders with shares having a value of $10,000 or more.

   At the time of each withdrawal payment, sufficient shares are redeemed from those on deposit in the shareholder's account to provide the withdrawal payment specified by the shareholder. The shareholder may specify the dollar amount and class of shares to be redeemed. Redemptions will be made at net asset value determined as of the close of business on the NYSE (generally, the NYSE closes at 4:00 p.m., Eastern time) on the 24th day of each month or the 24th day of the last month of each quarter, whichever is applicable. If the NYSE is not open for business on such date, the shares will be redeemed at the net asset value determined as of the close of business on the NYSE on the following business day. The check for the withdrawal payment will be mailed, or the direct deposit will be made on the next business day following redemption. When a shareholder is making systematic withdrawals, dividends on all shares in the Investment Account are reinvested automatically in Fund shares. A shareholder's systematic withdrawal plan may be terminated at any time, without a charge or penalty, by the shareholder, the Fund, the Transfer Agent or the Distributor.

   With respect to redemptions of Class B and Class C shares pursuant to a systematic withdrawal plan, the maximum number of Class B or Class C shares that can be redeemed from an account annually shall not exceed 10% of the value of shares of such class in that account at the time the election to join the systematic withdrawal plan was made. Any CDSC that otherwise might be due on such redemption of Class B or Class C shares will be waived. Shares redeemed pursuant to a systematic withdrawal plan will be redeemed in the same order as Class B or Class C shares are otherwise redeemed. See "Purchase of Shares -- Deferred Sales Charge Alternatives -- Class B and C Shares." Where the systematic withdrawal plan is applied to Class B shares, upon conversion of the last Class B shares in an account to Class A shares, a shareholder must make a new election to join the systematic withdrawal program with respect to the Class A shares. If an investor wishes to change the amount being withdrawn in a systematic withdrawal plan the investor should contact his or her financial advisor.

   Withdrawal payments generally should not be considered as dividends. Withdrawals generally are treated as sales of shares and may result in taxable gain or loss. If periodic withdrawals continuously exceed reinvested dividends, the shareholder's original investment may be reduced correspondingly. Purchases of additional shares concurrent with withdrawals are ordinarily disadvantageous to the shareholder because of sales charges and tax liabilities. The Fund will not knowingly accept purchase orders for shares of the Fund from investors who maintain a systematic withdrawal plan unless such purchase is equal to at least one year's scheduled withdrawals or $1,200, whichever is greater. Periodic investments may not be made into an Investment Account in which the shareholder has elected to make systematic withdrawals.

                             DIVIDENDS AND TAXES

Dividends

   The Fund intends to distribute substantially all of its net investment income, if any. Dividends from such net investment income are paid at least annually. All net realized capital gains, if any, will be distributed to the Fund's shareholders at least annually. From time to time, the Fund may declare a special distribution at or about the end of the calendar year in order to comply with Federal tax requirements that certain percentages of its ordinary income and capital gains be distributed during the year. If in any fiscal year, the Fund has net income from certain foreign currency transactions, such income will be distributed at least annually.

   For information concerning the manner in which dividends may be reinvested automatically in shares of the Fund, see "Shareholder Services -- Automatic Dividend Reinvestment Plan." A shareholder may also elect in writing to receive any such dividends in cash. Dividends are taxable to shareholders, as discussed below, whether they are reinvested in shares of the Fund or received in cash. The per share dividends on Class B and Class C shares will be lower than the per share dividends on Class I and Class A shares as a result of the account maintenance, distribution and higher transfer agency fees applicable with respect to the Class B and Class C shares. Similarly, the per share dividends on Class A shares will be lower than the per share dividends on Class I shares as a result of the account maintenance fees applicable with respect to the Class A shares. See "Pricing of Shares -- Determination of Net Asset Value."

Taxes

   The Fund intends to continue to qualify for the special tax treatment afforded to regulated investment companies ("RICs") under the Internal Revenue Code of 1986, as amended (the "Code"). As long as the Fund so qualifies, Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains that it distributes to Class I, Class A, Class B and Class C shareholders (together, the "shareholders"). The Fund intends to distribute substantially all of such income.

   The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general, on an October 31 year end, plus certain undistributed amounts from previous years. While the Fund intends to distribute its income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Fund's taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. In such event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

   Dividends paid by the Fund from its ordinary income or from an excess of net short-term capital gains over net long-term capital losses (together referred to hereafter as "ordinary income dividends") are taxable to shareholders as ordinary income. Distributions made from an excess of net long-term capital gains over net short-term capital losses (including gains or losses from certain transactions in futures and options) ("capital gain dividends") are taxable to shareholders as long-term capital gains, regardless of the length of time the shareholder has owned Fund shares. Any loss upon the sale or exchange of Fund shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of the Fund's earnings and profits will first reduce the adjusted tax basis of a holder's shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset). Certain categories of capital gains are taxable at different rates. Generally not later than 60 days after the close of its taxable year, the Fund will provide its shareholders with a written notice designating the amount of any capital gain dividends as well as any amount of capital gain dividends in the different categories of capital gain referred to above.

   Dividends are taxable to shareholders even though they are reinvested in additional shares of the Fund. A portion of the Fund's ordinary income dividends may be eligible for the dividends received deduction allowed to corporations under the Code, if certain requirements are met. For this purpose, the Fund will allocate dividends eligible for the dividends received deduction among the Class I, Class A, Class B and Class C shareholders according to a method (which it believes is consistent with the Commission rule permitting the issuance and sale of multiple classes of stock) that is based on the gross income allocable to Class I, Class A, Class B and Class C shareholders during the taxable year, or such other method as the Internal Revenue Service ("IRS") may prescribe. If the Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Fund and received by its shareholders on December 31 of the year in which such dividend was declared.

   No gain or loss will be recognized by Class B shareholders on the conversion of their Class B shares into Class A shares. A shareholder's basis in the Class A shares acquired will be the same as such shareholder's basis in the Class B shares converted, and the holding period of the acquired Class A shares will include the holding period for the converted Class B shares.

   If a shareholder exercises an exchange privilege within 90 days of acquiring the shares, then the loss the shareholder can recognize on the exchange will be reduced (or the gain increased) to the extent any sales charge paid on the exchanged shares reduces any sales charge the shareholder would have owed upon the purchase of the new shares in the absence of the exchange privilege. Instead, such sales charge will be treated as an amount paid for the new shares.

   A loss realized on a sale or exchange of shares of the Fund will be disallowed if such shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

   Ordinary income dividends paid to shareholders who are non-resident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Non-resident shareholders are urged to consult their own tax advisers concerning the applicability of the U.S. withholding tax.

   Under certain provisions of the Code, some shareholders may be subject to a withholding tax on ordinary income dividends, capital gain dividends and redemption payments ("backup withholding"). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Fund or who, to such Fund's knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

   Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

   The Fund may invest up to 10% of its total assets in securities of other investment companies. If the Fund purchases shares of an investment company (or similar investment entity) organized under foreign law, the Fund will be treated as owning shares in a passive foreign investment company ("PFIC") for U.S. Federal income tax purposes. The Fund may be subject to U.S. Federal income tax, and an additional tax in the nature of interest (the "interest charge"), on a portion of the distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as "excess distributions"), even if such excess distributions are paid by the Fund as a dividend to its shareholders. The Fund may be eligible to make an election with respect to certain PFICs in which it owns shares that will allow it to avoid the taxes on excess distributions. However, such election may cause the Fund to recognize income in a particular year in excess of the distributions received from such PFICs. Alternatively, the Fund could elect to "mark to market" at the end of each taxable year all shares that it holds in PFICs. If it made this election, the Fund would recognize as ordinary income any increase in the value of such shares over their adjusted basis and as ordinary loss any decrease in such value to the extent it did not exceed prior increases. By making the mark-to-market election, the Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions it received from PFICs.

Tax Treatment of Options, Futures and Forward Foreign Exchange Transactions

   The Fund may write, purchase or sell options and futures and forward foreign exchange contracts. Options and futures contracts that are "Section 1256 Contracts" will be "marked to market" for Federal income tax purposes at the end of each taxable year, i.e., each such option or futures contract will be treated as sold for its fair market value on the last day of the taxable year. Unless such contract is a forward foreign exchange contract, or is a non-equity option or a regulated futures contract for a foreign currency for which the Fund elects to have gain or loss treated as ordinary gain or loss under Code Section 988 (as described below), gain or loss from Section 1256 contracts will be 60% long term and 40% short term capital gain or loss. Application of these rules to Section 1256 contracts held by the Fund may alter the timing and character of distributions to shareholders. The mark-to-market rules outlined above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of changes in price or interest or currency exchange rates with respect to its investments.

   A forward foreign exchange contract that is a Section 1256 contract will be marked to market, as described above. However, the character of gain or loss from such a contract will generally be ordinary under Code Section 988. The Fund may, nonetheless, elect to treat the gain or loss from certain forward foreign exchange contracts as capital. In this case, gain or loss realized in connection with a forward foreign exchange contract that is a Section 1256 contract will be characterized as 60% long-term and 40% short-term capital gain or loss.

   Code Section 1092, which applies to certain "straddles," may affect the taxation of the Fund's sales of securities and transactions in options, futures and forward foreign exchange contracts. Under Section 1092, the Fund may be required to postpone recognition for tax purposes of losses incurred in certain sales of securities and certain closing transactions in options, futures and forward foreign exchange contracts.

Special Rules for Certain Foreign Currency Transactions

   In general, gains from "foreign currencies" and from foreign currency options, foreign currency futures and forward foreign exchange contracts relating to investments in stocks, securities or foreign currencies will be qualifying income for purposes of determining whether the Fund qualifies as a RIC. It is currently unclear, however, who will be treated as the issuer of a foreign currency instrument or how foreign currency options or futures will be valued for purposes of the RIC diversification requirements applicable to the Fund.

   Under Code Section 988, special rules are provided for certain transactions in a foreign currency other than the taxpayer's functional currency (i.e., unless certain special rules apply, currencies other than the U.S. dollar). In general, foreign currency gains or losses from certain debt instruments, from certain forward contracts, from futures contracts that are not "regulated futures contracts" and from unlisted options will be treated as ordinary income or loss under Code Section 988. In certain circumstances, the Fund may elect capital gain or loss treatment for such transactions. Regulated futures contracts, as described above, will be taxed under Code Section 1256 unless application of Section 988 is elected by the Fund. In general, however, Code
Section 988 gains or losses will increase or decrease the amount of the Fund's investment company taxable income available to be distributed to shareholders as ordinary income. Additionally, if Code Section 988 losses exceed other investment company taxable income of the Fund during a taxable year, such Fund would not be able to make any ordinary income dividend distributions, and all or a portion of distributions made before the losses were realized but in the same taxable year would be recharacterized as a return of capital to shareholders, thereby reducing the basis of each shareholder's Fund shares and resulting in a capital gain for any shareholder who received a distribution greater than such shareholder's basis in Fund shares (assuming the shares were held as a capital asset). These rules and the mark-to-market rules described above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of currency fluctuations with respect to its investments.

   The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative, judicial or administrative action either prospectively or retroactively.

Ordinary income and capital gain dividends may also be subject to state and local taxes.

   Certain states exempt from state income taxation dividends paid by RICs that are derived from interest on U.S. Government obligations. State law varies as to whether dividend income attributable to U.S. Government obligations is exempt from state income tax.

   Shareholders are urged to consult their tax advisers regarding specific questions as to Federal, foreign, state or local taxes. Foreign investors should consider applicable foreign taxes in their evaluation of an investment in the Fund.

   The Fund has received a private letter ruling from the IRS, to the effect that, because the Trust is classified as a partnership for tax purposes, the Fund is entitled to look to the underlying assets of the Trust in which it has invested for purposes of satisfying various requirements of the Code applicable to RICs. If any of the facts upon which such ruling is premised change in any material respect (e.g., if the Trust were required to register its interests under the Securities Act) then the Board of Directors of the Fund will determine, in its discretion, the appropriate course of action for the Fund. One possible course of action would be to withdraw the Fund's investment from the Trust and to retain an investment adviser to manage the Fund's assets in accordance with the investment policies applicable to the Fund. See "Investment Objective and Policies."

                               PERFORMANCE DATA

   From time to time the Fund may include its average annual total return and other total return data in advertisements or information furnished to present or prospective shareholders. Total return figures are based on the Fund's historical performance and are not intended to indicate future performance. Average annual total return is determined separately for Class I, Class A, Class B and Class C shares in accordance with a formula specified by the Commission.

   Quotations of average annual total return before tax for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class I and Class A shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares but does not take into account taxes payable on dividends or on redemption.

   Quotations of average annual total return after taxes on dividends for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class I and Class A shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares. The taxes due on dividends are calculated by applying the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by the Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits, such as foreign credits, are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemption.

   Quotations of average annual total return after taxes on both dividends and redemption for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class I and Class A shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares and assuming, for all classes of shares, complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the deemed redemption are calculated by applying the highest marginal Federal individual income tax rates in effect on the reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.

   The Fund also may quote annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount based on a hypothetical investment of $1,000 or some other amount, for various periods other than those noted below. Such data will be computed as described above, except that (1) as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted and (2) the maximum applicable sales charges will not be included with respect to annual or annualized rates of return calculations. Aside from the impact on the performance data calculations of including or excluding the maximum applicable sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

   Set forth in the tables below is total return information, before and after taxes, for the Class I, Class A, Class B and Class C shares of the Fund for the periods indicated, expressed as a percentage based on a hypothetical $1,000 investment.


                                                   Class I      Class A    Class B   Class C
                                                   Shares       Shares     Shares    Shares
                                                  ----------  ---------  --------- ---------
                                                       Average Annual Total Return
                                               (including maximum applicable sales charge)
One Year Ended March 31, 2002                      24.00%       23.81%     26.42%    28.63%
Inception (September 5, 2000) to March 31, 2002    10.78%       10.52%     11.71%    13.50%

                                                       Average Annual Total Return
                                                         After Taxes on Dividends
                                               (including maximum applicable sales charge)
One Year Ended March 31, 2002                      23.72%       23.55%     26.15%    28.40%
Inception (September 5, 2000) to March 31, 2002    10.62%       10.37%     11.55%    13.37%

                                                       Average Annual Total Return
                                                 After Taxes on Dividends and Redemptions
                                               (including maximum applicable sales charge)
One Year Ended March 31, 2002                      14.79%       14.68%     16.28%    17.65%
Inception (September 5, 2000) to March 31, 2002     8.60%        8.40%      9.36%    10.82%

   Total return figures are based on the Fund's historical performance and are not intended to indicate future performance of the Fund. The Fund's total return will vary depending on market conditions, the securities comprising the Fund's portfolio, the Fund's operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in the Fund will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

   In order to reflect the reduced sales charges in the case of Class I or Class A shares or the waiver of the CDSC in the case of Class B or Class C shares applicable to certain investors, as described under "Purchase of Shares" and "Redemption of Shares," respectively, the total return data quoted by the Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may take into account the CDSC and therefore may reflect greater total return since, due to the reduced sales charges or the waiver of sales charges, a lower amount of expenses is deducted.

   On occasion, the Fund may compare its performance to various indices including, among other things, the Standard & Poor's 500 Index, the Value Line Composite Index, the Dow Jones Industrial Average, or other published indices, or to data contained in publications such as Lipper Analytical Services, Inc., Morningstar Publications, Inc. ("Morningstar"), other competing universes, and CDA Investment Technology, Inc., Money Magazine, U.S. News & World Report, Business Week, Forbes Magazine, and Fortune Magazine. When comparing its performance to a market index, the Fund may refer to various statistical measures derived from the historic performance of the Fund and the index, such as standard deviation and beta. As with other performance data, performance comparisons should not be considered indicative of the Fund's relative performance for any future period. In addition, from time to time, the Fund may include its Morningstar risk-adjusted performance rating in advertisements or supplemental sales literature. The Fund may provide information designed to help investors understand how the Fund is seeking to achieve its investment objectives. This may include information about past, current or possible economic, market, political, or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of the Fund's portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund's performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. The Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments. As with other performance data, performance comparisons should not be considered indicative of the Fund's relative performance for any future period.

                             GENERAL INFORMATION

Description of Shares

   The Fund is a "feeder" fund that invests in the Trust. Investors in the Fund will acquire an indirect interest in the Trust. The Trust accepts investments from other feeder funds, and all of the feeders of the Trust bear the Trust's expenses in proportion to their assets. This structure may enable the Fund to reduce costs through economies of scale. A larger investment portfolio also may reduce certain transaction costs to the extent that contributions to and redemptions from the Trust from different feeders may offset each other and produce a lower net cash flow. However, each feeder can set its own transaction minimums, fund-specific expenses, and other conditions. This means that one feeder could offer access to the same Trust on more attractive terms, or could experience better performance, than another feeder.

   The Fund is a Maryland corporation incorporated on May 1, 2000. The former name of the Fund is Mercury Special Value Fund, Inc. The Fund changed its name to Mercury Small Cap Value Fund, Inc. on May 4, 2000. It has an authorized capital of 400,000,000 shares of Common Stock, par value $.10 per share. The Fund is divided into four classes. Class I, Class A, Class B and Class C shares each consist of 100,000,000 shares.

   Shareholders are entitled to one vote for each full share held and fractional votes for fractional shares held in the election of Directors (to the extent hereinafter provided) and on other matters submitted to the vote of shareholders. All classes vote together as a single class, except that shareholders of the class bearing distribution expenses as provided above shall have exclusive voting rights with respect to matters relating to such distribution expenditures (except that Class B shareholders may vote upon any material changes to expenses charged under the Class A Distribution Plan). Voting rights are not cumulative, so that the holders of more than 50% of the shares voting in the election of Directors can, if they choose to do so, elect all the Directors of the Fund, in which event the holders of the remaining shares would be unable to elect any person as a Director.

   Whenever the Trust holds a vote of its feeder funds, the Fund will pass the vote through to its own shareholders. Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund could have more voting power than the Fund over the operations of the Trust. The Fund may withdraw from the Trust at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Fund's assets directly.

   There normally will be no meeting of shareholders for the purpose of electing Directors unless and until such time as less than a majority of the Directors holding office have been elected by the shareholders, at which time the Directors then in office will call a shareholders' meeting for the election of Directors. Shareholders may, in accordance with the terms of the Articles of Incorporation, cause a meeting of shareholders to be held for the purpose of voting on the removal of Directors. Also, the Fund will be required to call a special meeting of shareholders in accordance with the requirements of the Investment Company Act to seek approval of new management and advisory arrangements, of a material increase in account maintenance or distribution fees or of a change in fundamental policies, or its investment objective or restrictions. Except as set forth above, the Directors of the Fund shall continue to hold office and appoint successor Directors. Each issued and outstanding share of the Fund is entitled to participate equally with other shares of the Fund in dividends and distributions declared and in net assets upon liquidation or dissolution remaining after satisfaction of outstanding liabilities, except for any expenses which may be attributable to only one class. Shares that are issued will be fully-paid and non-assessable by the Fund.

   The Trust is organized as a Delaware business trust. Whenever the Fund is requested to vote on any matter relating to the Trust, the Fund will hold a meeting of the Fund's shareholders and will cast its vote as instructed by the Fund's shareholders.

   The Investment Adviser provided the initial capital for the Fund by purchasing 10,000 shares of common stock of the Fund for $100,000. Such shares were acquired for investment and can only be disposed of by redemption. As of the date of this Statement of Additional Information, the Investment Adviser owned 4.98% of the outstanding common stock of the Fund. Since the Investment Adviser now owns less than 25% of the Fund it is no longer deemed to control the Fund.

Independent Auditors

   Deloitte & Touche LLP, Two World Financial Center, New York, New York 10281-1008, has been selected as the independent auditors of the Fund and the Trust. The independent auditors are responsible for auditing the annual financial statements of the Fund and the Trust.

Accounting Services Provider

   State Street Bank and Trust Company, 500 College Road East, Princeton, New Jersey 08540, provides certain accounting services for the Fund.

Custodian

   The Bank of New York (the "Custodian"), 15 Broad Street, 7th Floor, New York, New York 10286 acts as custodian of the Trust's assets and the Fund's assets. Under its contract with the Trust and the Fund, the Custodian is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Trust and the Fund to be held in its offices outside the United States and with certain foreign banks and securities depositories. The Custodian is responsible for safeguarding and controlling the Trust's and the Fund's cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Trust's and the Fund's investments.

Transfer Agent

   Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484, which is a wholly owned subsidiary of ML & Co., acts as the Fund's Transfer Agent pursuant to a transfer agency, dividend disbursing agency and shareholder servicing agency agreement. The Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening, maintenance and servicing of shareholder accounts. See "Account Choices -- How to Buy, Sell, Transfer and Exchange Shares -- Through the Transfer Agent" in the Prospectus.

Legal Counsel

   Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019-6018, is counsel for the Trust and the Fund.

Reports to Shareholders

   The fiscal year of the Fund ends on March 31 of each year. The Fund sends to its shareholders at least semi-annually reports showing the Fund's portfolio and other information. An Annual Report containing financial statements audited by independent auditors is sent to shareholders each year. After the end of each year, shareholders will receive Federal income tax information regarding dividends.

Shareholder Inquiries

   Shareholder inquiries may be addressed to the Fund at the address or telephone number set forth on the cover page of this Statement of Additional Information.

Additional Information

   The Prospectus and this Statement of Additional Information do not contain all the information set forth in the Registration Statement and the exhibits relating thereto, which the Fund has filed with the Commission, Washington, D.C., under the Securities Act and the Investment Company Act, to which reference is hereby made.

   Under a separate agreement, Mercury Asset Management International Ltd. and Mercury Asset Management Group Ltd. have granted the Fund the right to use the "Mercury" or "Mercury Asset Management" names and have reserved the right to withdraw their consent to the use of such names by the Fund at any time or to grant the use of such name to any other company.

   To the knowledge of the Fund, the following entities owned beneficially or of record 5% or more of any class of the Fund's shares as of July 12, 2002.


Name                                Address         Percent of Class
----                                -------         -----------------

CAP 75 Equity Portfolio    800 Scudders Mill Road    8.50% of Class A
WY College Savings Plan    Plainsboro, NJ 08536
Wyoming State Treasurer
State Capital Building

Ray H. Hutch IRRA          800 Scudders Mill Road    6.42% of Class A
FBO Ray H. Hutch           Plainsboro, NJ 08536

CAP 100 Equity Portfolio   800 Scudders Mill Road    15.42% of Class A
WY College Savings Plan    Plainsboro, NJ 08536
Wyoming State Treasurer
State Capital Building

Henry E. Eknaian Jr. and   800 Scudders Mill Road     13.98% of Class I
Linda J. Eknaian JTWROS    Plainsboro, NJ 08536

Craig A. Kolloff           800 Scudders Mill Road     30.34% of Class I
F/B/O MLCC and/or Assigns  Plainsboro, NJ 08536

Dick Lord and              800 Scudders Mill Road      33.33% of Class I
Ginger Lord JTWROS         Plainsboro, NJ 08536

Douglas M. Mick TTEE       800 Scudders Mill Road      10.64% of Class I
U/A DTD 12/26/1996         Plainsboro, NJ 08536
By Jeffrey D. Mick

Betty J. Macleod IRA       800 Scudders Mill Road      9.16% of Class I
FBO Betty J. Macleod       Plainsboro, NJ 08536

                             FINANCIAL STATEMENTS

   The audited financial statements of the Fund and the Trust are incorporated in this Statement of Additional Information by reference to the Fund's March 31, 2002 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-888-763-2260 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.